                                                                   EXHIBIT 10.56


                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                    Commission. Asterisks denote omissions.








                              AMENDED AND RESTATED
                         RESEARCH AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                                    ASTRA AB

                                       AND

                        MILLENNIUM PHARMACEUTICALS, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----

Introduction ............................................................  1

Article I - Definitions .................................................  2
     Section 1.1.   "Affiliate" .........................................  2
     Section 1.2.   "Airway Delivery" ...................................  2
     Section 1.3.   "Analog Protein Drug" ...............................  2
     Section 1.4.   "Antisense Drug" ....................................  2
     Section 1.5.   "Astra Development Program" .........................  3
     Section 1.6.   "Astra Program Know-How" ............................  3
     Section 1.7.   "Astra Program Patent Right(s)" .....................  3
     Section 1.8.   "Astra Research Program" ............................  3
     Section 1.9.   "Bioinformatics" ....................................  3
     Section 1.10.  "Candidate Drug" ....................................  3
     Section 1.11.  "Candidate Gene" ....................................  3
     Section 1.12.  "Confidential Information" ..........................  4
     Section 1.13.  "Contract Year" .....................................  4
     Section 1.14.  "Diagnostic Product" ................................  4
     Section 1.15.  "Field" .............................................  4
     Section 1.16.  "First Commercial Sale" .............................  4
     Section 1.17.  "FTE" ...............................................  5
     Section 1.18.  "Gene Therapy Drug" .................................  5
     Section 1.19.  "Genetics Candidate Gene" ...........................  5
     Section 1.20.  "Genetics Validated Target" .........................  5
     Section 1.21.  "Geographical Region" ...............................  6
     Section 1.22.  "Hit" ...............................................  6
     Section 1.23.  "Know-How" ..........................................  6
     Section 1.24.  "Lead" ..............................................  6
     Section 1.25.  "Major Market Country" ..............................  6
     Section 1.26.  "Marketing Exclusivity" .............................  6
     Section 1.27.  "Millennium Core Technology" ........................  6
     Section 1.28.  "Millennium Core Technology Know-How" ...............  6
     Section 1.29.  "Millennium Core Technology Patent Right(s)" ........  7
     Section 1.30.  "Millennium Drug" ...................................  7
     Section 1.31.  "Millennium Field Know-How" .........................  7
     Section 1.32.  "Millennium Field Patent Right(s)" ..................  7
     Section 1.33.  "Millennium Research Program" .......................  7
     Section 1.34.  "Modified Drug" .....................................  7
     Section 1.35.  "Net Sales" .........................................  7
     Section 1.36.  "Novel Validated Target" ............................  9
     Section 1.37.  "Other Products" ....................................  9
     Section 1.38.  "Party" .............................................  9


                                      (i)

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                    Commission. Asterisks denote omissions.

     Section 1.39.  "Patent Right(s)"                                       9
     Section 1.40.  "Peptido Mimetic Drug" ..............................  10
     Section 1.41.  "Pre-Candidate Gene" ................................  10
     Section 1.42.  "Product" ...........................................  10
     Section 1.43.  "Program Analog Protein Drug" .......................  10
     Section 1.44.  "Program Antisense Drug" ............................  10
     Section 1.45.  "Program Know-How" ..................................  10
     Section 1.46.  "Program Patent Rights" .............................  11
     Section 1.47.  "Program Peptido Mimetic Drug" ......................  11
     Section 1.48.  "Program Protein Drug" ..............................  11
     Section 1.49.  "Program Protein Mimic Drug" ........................  11
     Section 1.50.  "Program Small Molecule Drug" .......................  11
     Section 1.51.  "Protein"                                              11
     Section 1.52.  "Protein Drug" ......................................  11
     Section 1.53.  "Protein Mimic Drug" ................................  11
     Section 1.54.  "Public Domain" .....................................  12
     Section 1.55.  [**] ................................................  12
     Section 1.56.  "Related Antisense Drug" ............................  12
     Section 1.57.  "Related Peptido Mimetic Drug" ......................  12
     Section 1.58.  "Related Small Molecule Drug" .......................  12
     Section 1.59.  "Research Program" ..................................  12
     Section 1.60.   [**] ...............................................  12
     Section 1.61.  "Small Molecule Drug" ...............................  13
     Section 1.62.  "Small Molecule Process Flow Schedule" ..............  13
     Section 1.63.  "Sublicensee" .......................................  13
     Section 1.64.  "Territory" .........................................  13
     Section 1.65.  "Validated Protein" .................................  13
     Section 1.66.  "Validated Target" ..................................  13
     Section 1.67.  "Valid Claims" ......................................  14

Article II - Research and Collaboration Program .........................  14
     Section 2.1.  Exclusive Arrangement. ...............................  14
     Section 2.2.  Joint Management Team. ...............................  14
     Section 2.3.  Joint Management Team Responsibilities. ..............  15
     Section 2.4.  Goals and Objectives. ................................  17
     Section 2.5.  Joint Management Team Decisions. .....................  17
     Section 2.6.  Research Program Plan. ...............................  18
     Section 2.7.  Term of the Millennium Research Program. .............  18
     Section 2.8.  Diligence. ...........................................  20
     Section 2.9.  Small Molecule High Throughput Screening .............  21


                                      (ii)

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                    Commission. Asterisks denote omissions.

Article III - Disclosure of Know-How ....................................  21
     Section 3.1.  Millennium Know-How. .................................  21
     Section 3.2.  Biological Materials. ................................  22
     Section 3.3.  Astra Program Know-How.                                 22

Article IV - Confidentiality ............................................  22
     Section 4.1.  Confidential Information and Know-How. ...............  22
     Section 4.2.  Employee Obligations. ................................  23
     Section 4.3.  Publications. ........................................  24
     Section 4.4.  Term. ................................................  24

Article V - Grant of Rights .............................................  25
     Section 5.1.  Licenses to Millennium Core Technology. ..............  25
     Section 5.2.  Licenses to Millennium Field Patent Rights and
                    Millennium Field Know-How for Research Purposes ...... 25
     Section 5.3.  Product Licenses. ....................................  25
     Section 5.4.  Millennium's Retained Rights. ........................  30
     Section 5.5.  Millennium Drugs. ....................................  30
     Section 5.6.  Rights to Potential Candidate Genes, Validated
                    Targets and Validated Proteins. ...................... 31
     Section 5.7.  Astra's Rights to Diagnostic Products Not Being
                   Commercialized by Millennium. ........................  32

Article VI - Patent Ownership, Protection And Related Matters ...........  32
     Section 6.1.  Ownership. ...........................................  32
     Section 6.2.  Patentable Inventions. ...............................  32
     Section 6.3.  Review and Comment. ..................................  33
     Section 6.4.  Notice of Decision. ..................................  34
     Section 6.5.  Patent Term Extensions. ..............................  34
     Section 6.6.  Costs and Expenses. ..................................  34
     Section 6.7.  Third Party Infringement. ............................  34
     Section 6.8.  Millennium Core Technology. ..........................  36
     Section 6.9.  Notice of Certification. .............................  36
     Section 6.10. Claimed Infringement; Claimed Invalidity. ............  36

Article VII - Astra Due Diligence .......................................  37
     Section 7.1.  Candidate Genes. .....................................  37
     Section 7.2.  Validated Proteins. ..................................  37
     Section 7.3.  Validated Targets. ...................................  38
     Section 7.4.  Astra Minimum Efforts. ...............................  38
     Section 7.5.  Commercialization ....................................  38
     Section 7.6.  Niche Products .......................................  39


                                     (iii)

Article VIII - Payments .................................................  40
     Section 8.1.  Initial License Fees. ................................  40
     Section 8.2.  Additional Fees. .....................................  41
     Section 8.3.  Research Funding. ....................................  43
     Section 8.4.  Milestones. ..........................................  45
     Section 8.5.  Royalty Payments to Millennium on Products. ..........  45
     Section 8.6.  Length of Royalty Payments. ..........................  45
     Section 8.7.  Royalties Payable Only Once. .........................  46
     Section 8.8.  Other Products. ......................................  46
     Section 8.9.  Payment Obligations to Third Parties. ................  46
     Section 8.10. Bankruptcy. ..........................................  46

Article IX - Accounting .................................................  47
     Section 9.1.  Royalty Reports. .....................................  47
     Section 9.2.  Delivery of Royalty. .................................  47
     Section 9.3.  Records and Audits. ..................................  47
     Section 9.4.  Currency of Payments. ................................  47
     Section 9.5.  Tax Withholding. .....................................  48

Article X - Term and Termination ........................................  48
     Section 10.1.  Term. ...............................................  48
     Section 10.2.  Material Non-Performance. ...........................  48
     Section 10.3.  Rights Upon Termination for Default. ................  49
     Section 10.4.  Residual Rights. ....................................  50

Article XI - Product Liability Indemnification ..........................  51

Article XII - Good Faith Negotiation/Dispute Resolution .................  52
     Section 12.1.  General. ............................................  52
     Section 12.2.  Dispute Resolution Process. .........................  52
     Section 12.3.  Arbitration Costs. ..................................  53

Article XIII - Governing Law ............................................  53

Article XIV - Assignment ................................................  53

Article XV - Amendments .................................................  53

Article XVI - Notices ...................................................  54

Article XVII - Force Majeure ............................................  55


                                      (iv)

Article XVIII - Representations and Warranties ..........................  55
     Section 18.1.  Representation of Authority. ........................  55
     Section 18.2.  Outstanding Agreements. .............................  55
     Section 18.3.  Knowledge of Pending or Threatened Litigation. ......  56
     Section 18.4.  Employee Obligations. ...............................  56
     Section 18.5.  Full Disclosure. ....................................  56

Article XIX - Public Announcements ......................................  56

Article XX - Additional Agreements ......................................  57
     Section 20.1.  Independent Contractors. ............................  57
     Section 20.2.  Consents Not Unreasonably Withheld. .................  57
     Section 20.3.  No Strict Construction. .............................  57
     Section 20.4.  Headings. ...........................................  57
     Section 20.5.  Severance of Clauses. ...............................  57
     Section 20.6.  No Waiver. ..........................................  57
     Section 20.7.  Change in Control. ..................................  58

Appendix A -- Research Program Plan

Appendix B -- Third Party Agreements with Millennium

Appendix C -- Small Molecule Process Flow Schedule


                                      (v)

                              AMENDED AND RESTATED
                         RESEARCH AND LICENSE AGREEMENT

     This Amended and Restated Agreement (the "Agreement") is entered into as of December 1998 and effective as of the 9th day of December, 1995 (the "Effective Date"), by and between Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 640 Memorial Drive, Cambridge, Massachusetts 02139-4815 (together with its Affiliates, "Millennium") and Astra AB, a corporation organized and existing under the laws of Sweden and having its principal place of business at S-151 85 Sodertalje, Sweden (together with its Affiliates, "Astra").

                                  INTRODUCTION

     1. Millennium is in the business of conducting research in the field of human genomics, an objective of which is to discover potential biological targets and assays for use in drug discovery.

     2. Astra is in the business of discovering, developing and marketing pharmaceuticals.

     3. Astra is interested in funding and collaborating with Millennium in discovering and developing targets and assays to identify and develop small molecule drugs primarily for the treatment of inflammatory respiratory diseases, and in obtaining, under specified circumstances, rights to other types of therapeutic molecules useful primarily in the treatment of inflammatory respiratory diseases that are identified through the use of technology developed before or during the collaboration.

     4. Millennium is willing to provide know-how, materials and licenses to Astra to allow Astra to use certain of Millennium's technology in all fields and is also willing to provide know-how, materials and licenses to Astra to use certain of Millennium's technology in the field of inflammatory respiratory diseases.

     5. Astra and Millennium entered into a Research and License Agreement (the "Original Agreement") on December 9, 1995 and desire to amend and restate the terms of the Original Agreement.

     NOW, THEREFORE, Millennium and Astra agree as follows:

                                   ARTICLE I

     When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

     SECTION 1.1. "AFFILIATE" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean, (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

     SECTION 1.2. "AIRWAY DELIVERY" means a method of administering a drug by oral inhalation or nasal administration.

     SECTION 1.3. "ANALOG PROTEIN DRUG" means a Protein or polypeptide which has been modified through a change in its primary structure resulting in a functionally significant change (such as a change in its pharmacokinetic or pharmacodynamic properties) to allow it to become a therapeutic product demonstrating relevant IN VITRO and IN VIVO activity. For purposes of this definition, a polypeptide constituting the pharmacologically active fragment of a Protein, that has not been modified through a change in its primary structure resulting in a functionally significant change, shall not be considered an Analog Protein Drug.

     SECTION 1.4. "ANTISENSE DRUG" means any drug or drug candidate which consists of nucleic acid or a functional analog, derivative or homologue thereof and which is complementary to a segment of DNA of a target gene or such target gene's cognate RNA and which, upon delivery by any means, alters the transcription, processing, elaboration, RNA expression, or protein production of or by such target gene, PROVIDED THAT Antisense Drug shall not include any nucleic acid or a functional analog, derivative or homologue thereof which, upon delivery by any means, must be expressed in order to alter the transcription, processing, elaboration, RNA expression, or protein production of or by a target gene.

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                    Commission. Asterisks denote omissions.

     SECTION 1.5. "ASTRA DEVELOPMENT PROGRAM" means development activities performed by Astra, commencing during or after the term of the Millennium Research Program and concluding on the [**] of the termination of the Millennium Research Program, to discover and develop Products in the Field based on the results arising from the Millennium Research Program and/or the Astra Research Program.

     SECTION 1.6. "ASTRA PROGRAM KNOW-HOW" means Know-How (a) which is necessary or useful in order to discover, develop, make, use, sell or seek approval to market therapeutic products for medical indications in the Field, and (b) which Astra develops, uses or acquires during the term of the Astra Research Program or the Astra Development Program, and (c) to which Astra has the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party.

     SECTION 1.7. "ASTRA PROGRAM PATENT RIGHT(S)" means a Patent Right (a) that relates to Astra Program Know-How, and (b) that is obtained by Astra during the term of the Astra Research Program or the Astra Development Program, and (c) to which Astra has the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party.

     SECTION 1.8. "ASTRA RESEARCH PROGRAM" means the research program, to be undertaken by Astra coincident and coterminous with the term of the Millennium Research Program, to discover Products in the Field (a) based on Millennium Field Know-How and Millennium Field Patent Rights, and/or (b) based on Millennium Core Technology Know-How as used in the Field and Millennium Core Technology Patent Rights as used in the Field.

     SECTION 1.9. "BIOINFORMATICS" means [**] and any other software tools developed or acquired by Millennium for the [**].

     SECTION 1.10. "CANDIDATE DRUG" means a Lead that (a) has been sufficiently optimized, and (b) Astra has decided to enter into Astra Development Program pre-clinical studies.

     SECTION 1.11. "CANDIDATE GENE" means (a) a Genetics Candidate Gene or (b) a Pre-Candidate Gene, or a gene in its pathway, whose function has been [**] before or in the course of the Research Program, as evidenced by at least one IN VITRO model (including appropriate expression in relevant human cells or tissues) and at least one IN VIVO model of disease in which for each model i) the disregulation of the expression of the gene or Protein encoded by the gene, or ii) the modification of the function of the Protein encoded by the gene, results in a statistically significant modified biological response, all as determined in good faith by the Joint Management Team.

     SECTION 1.12. "CONFIDENTIAL INFORMATION" means all materials, KnowHow or other information, including, without limitation, proprietary information and materials (whether or not patentable)regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, KnowHow or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if the disclosing Party, within thirty (30)days after such disclosure, delivers to the other Party a written document or documents describing the materials, KnowHow or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, PROVIDED, HOWEVER, that any technical information disclosed at a meeting of the Joint Management Team shall constitute Confidential Information unless otherwise specified.

     SECTION 1.13. "CONTRACT YEAR" means the twelve- (12-) month period beginning on January 1, 1996, and each succeeding twelve- (12-) month period thereafter.

     SECTION 1.14. "DIAGNOSTIC PRODUCT" means any diagnostic product in the form of a device, compound, kit or service.

     SECTION 1.15. "FIELD" means inflammatory respiratory disease, including without limitation, asthma, rhinitis, chronic obstructive lung disease and chronic bronchitis, but not including pneumonia, bronchiectasis and bronchiolithiasis, primary pulmonary hypertension, pulmonary thromboembolism, cystic fibrosis and neoplasms of the lung.

     SECTION 1.16. "FIRST COMMERCIAL SALE" means, for each Product, (a) with respect to a Major Market Country, the first commercial sale in such Major Market Country as part of a nationwide introduction by Astra, and/or its Sublicensees other than for clinical trial purposes or compassionate use, or (b) with respect to any country in the Territory other than a Major Market Country, the first commercial sale in any Major Market Country located in the Geographical Region in which such country is located

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

as part of a nationwide introduction by Astra and/or its Sublicensees other than for clinical trial purposes or compassionate use.

     SECTION 1.17. "FTE" means a full time equivalent scientific person year (consisting of a total of one thousand eight hundred eighty (1,880)hours per year of scientific work on or directly related to the Millennium Research Program), carried out by a Millennium employee, having at least a Bachelor's Degree Scientific work on or directly related to the Millennium Research Program to be performed by Millennium employees can include, but is not limited to, experimental laboratory work, recording and writing of results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, development and application of Bioinformatics tools related to the Millennium Research Program, and carrying out project management duties.
1.18 Section . "Gene Therapy Drug" means any drug or drug candidate which consists of nucleic acid or a functional analog, derivative or homologue thereof and which, upon delivery by any means, provides a gene product encoded therein which is expressed.

     SECTION 1.19. "GENETICS CANDIDATE GENE" means an isolated gene which has been [**] in the course of the Research Program by either Party. A [**] must be [**](a) [**]; or (b) [**] (in which instance the Genetics Candidate Gene shall mean the [**].

     SECTION 1.20. "GENETICS VALIDATED TARGET" means a biological molecule that
(a) is a Genetics Candidate Gene, a Protein encoded by a Genetics Candidate Gene or another qualifying biological molecule in a relevant biochemical pathway, the identification of which or the linkage with a disease is based upon the identification of a Genetics Candidate Gene, and (b) that (i) has been configured into a research assay that is suitable for the identification of small molecule agonists or antagonists of such biological molecule and which research assay is (1) a biochemical assay (including without limitation, a competitive binding assay for a receptor or an enzyme substrate conversion assay), or (2) a reporter based assay, in either case having a robust assay readout (such as fluorescence, chemiluminescence, and/or radioactivity that has the potential to be configured into a high throughput screen and is therefore suitable for undertaking research activities to develop a high throughput screen, or (ii) is suitable for use in rational drug design efforts or (iii) is suitable for use in Antisense Drug development efforts, all as determined in good faith by the Joint Management Team.

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.


     SECTION 1.21. "GEOGRAPHICAL REGION" means a geographical region that consists of (a) North America, Central America and South America, (b) Africa and Europe, including Turkey and all areas previously a part of the former Soviet Union as of January 1, 1990, or (c) all countries of the world not included in either clause (a) or (b).


     SECTION 1.22. "HIT" means a synthetic or naturally derived small molecule therapeutic product (weighing equal to or less than 5,000 daltons) that is identified based on its activity in (a) an initial small molecule screen against a Validated Target, or (b) through rational drug design directed at a Validated Target, and (c) in either case, has had its activity confirmed in a secondary assay.

     SECTION 1.23. "KNOW-HOW" means any information, data and materials, including organic compounds and biological materials such as cell lines, RNA, DNA, DNA fragments, organisms, Proteins, polypeptides, plasmids and vectors and software, user's manuals and guides.

     SECTION 1.24. "LEAD" means a Hit that has been analyzed by exploratory chemistry and which has been determined by Astra to have a structure activity relationship that is of sufficient interest to warrant an expanded commitment to resources for medicinal chemistry.

     SECTION 1.25. "MAJOR MARKET COUNTRY" means the United States, Canada, the United Kingdom, Sweden, Germany, France, Italy, Spain, Japan, China or Australia.

     SECTION 1.26. "MARKETING EXCLUSIVITY" means the marketing exclusivity afforded approved drug products pursuant to the exclusivity provisions of the United States "Drug Price Competition and Patent Term Restoration Act of 1984," or its equivalent in a country other than the United States.

     SECTION 1.27. "MILLENNIUM CORE TECHNOLOGY" means [**].

     SECTION 1.28. "MILLENNIUM CORE TECHNOLOGY KNOW-HOW" means Know-How that relates to Millennium Core Technology, that either (a) is in Millennium's possession on the Effective Date or (b) is developed by Millennium during the term of the Millennium Research Program, or (c) is acquired by Millennium during the term of the Millennium Research Program, with the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party.

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.


     SECTION 1.29. "MILLENNIUM CORE TECHNOLOGY PATENT RIGHT(S)" means a Patent Right that relates to Millennium Core Technology.

     SECTION 1.30. "MILLENNIUM DRUG" means any Small Molecule Drug or Peptido Mimetic Drug, that is discovered, identified or developed as a result of a screening effort undertaken pursuant to Section 5.5. Millennium Drug shall not include any Modified Drug, Program Small Molecule Drug, Related Small Molecule Drug, Program Peptido Mimetic Drug or Related Peptido Mimetic Drug.

     SECTION 1.31. "MILLENNIUM FIELD KNOW-HOW" means Know-How owned or controlled by Millennium which is necessary or useful in order to discover, develop, make, use, sell or seek approval to market therapeutic products for medical indications in the Field, and which (a) is in Millennium's possession on the Effective Date, or (b) Millennium develops in the course of the Millennium Research Program, or (c) Millennium acquires in the course of the Millennium Research Program and to which Millennium has the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party, provided, however, that Millennium Field Know-How shall not include (i) Millennium Core Technology Know-How and other generalized methods for conducting genomic research and characterizing the function of genes, and
(ii) information and biological samples relating to human materials acquired or otherwise accessed by Millennium and used in genetic analysis in the Millennium Research Program.

     SECTION 1.32. "MILLENNIUM FIELD PATENT RIGHT(S)" means a Patent Right that relates to Millennium Field Know-How (including a Patent Right owned jointly by the Parties and relating to the Field).

     SECTION 1.33. "MILLENNIUM RESEARCH PROGRAM" means the research program, the term of which extends during the time that research is funded by Astra pursuant to Section 8.3 of this Agreement, and which is to be undertaken by Millennium using genetics or genomic technology to discover and characterize Pre-Candidate Genes, Candidate Genes, Validated Targets and Validated Proteins with potential utility for the identification and development of Products in the Field, that is described in greater detail in APPENDIX A.

     SECTION 1.34. "MODIFIED DRUG" means a compound which (a) other than through the use of [**], was known to [**] to have [**] to its development as a therapeutic product in the Field, and (b) was [**] or [**] through the use of [**] to improve its therapeutic properties (but not merely to characterize the compound) for use in the Field. Modified Drug shall not include any Program Small Molecule Drug,

Related Small Molecule Drug, Program Peptido Mimetic Drug, Related Peptido Mimetic Drug, Program Antisense Drug, Related Antisense Drug, Program Protein Drug, Program Analog Protein Drug, Program Protein Mimic Drug or Gene Therapy Drug.

     SECTION 1.35. "NET SALES" means with respect to a Product, the gross amount invoiced by Astra and/or its Sublicensees, on sales or other dispositions of the Product to unrelated third parties, less the following items, provided that such items are included in the price charged and do not exceed reasonable and customary amounts in the country in which such sale occurred:

          (a) Trade, cash and quantity discounts actually allowed and taken;

          (b) Excises, sales taxes or other taxes imposed upon and paid with respect to such sales (excluding national, state or local taxes based on income);

          (c) Freight, insurance and other transportation charges incurred in shipping the Product to third parties;

          (d) Amounts repaid or credited by reason of rejections, defects, recalls or returns or because of retroactive price reductions;

          (e) Rebates paid pursuant to government regulations; and

          (f) With respect to Net Sales in Japan, back margin actually allowed and taken in customary and reasonable amounts.

Such amounts shall be determined from the books and records of Astra, and/or its Sublicensees, maintained in accordance with generally accepted accounting principles, consistently applied.

     If a Product is sold, leased, used or otherwise commercially disposed of for value (including, without limitation, disposition in connection with the delivery of other products or services) in a transaction that is not an outright arm's length sale to an independent third party, then the gross amount invoiced in such transaction shall be deemed to be the gross amount that would have been paid had there been such a sale at the average sale price of such Product during the applicable royalty reporting period. Net Sales shall not include any consideration received by Astra or its Sublicensees in respect of the sale, use or other disposition of a Product in a country prior to the receipt of all regulatory approvals required to commence full commercial sales of such Product in such country, including the sale, use or other disposition of such Product in the course of any clinical trial conducted in the course of the Astra Development Program, sales under "treatment INDs," "named patient sales," "compassionate use sales," or their equivalents.

     In the event the Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction, A/A+B where A is the average sale price of the Product when sold separately in finished form and B is the average sale price of the other product(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period or, if sales of both the Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Product and all other product(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction C/C+D where C is the fair market value of the Product and D is the fair market value of all other pharmaceutical product(s) included in the Combination Product. As used above, the term "Combination Product" means any pharmaceutical product which comprises the Product and other active compounds and/or ingredients.

     SECTION 1.36. "NOVEL VALIDATED TARGET" means a Validated Target (other than a Genetics Validated Target) that, at the time of discovery or subsequently during its validation, is: (a) determined to encode a novel Protein based on (i) greater than fifty percent (50%) of the nucleic acid sequence of the full length coding sequence not being present in the Public Domain or (ii) assignment of the Protein to a class of Proteins when such classification was previously unknown; or (b) novelly annotated wherein such novel annotation relates to the role of such Validated Target in (i) respiratory disease or (ii) inflammation. In order to qualify as a Novel Validated Target such Validated Target shall be reasonably believed to lead to a valid and enforceable patent in the United States as determined in good faith by Joint Management Team.

     SECTION 1.37. "OTHER PRODUCTS" means any pharmaceutical product which does not comprise a Modified Drug, Program Small Molecule Drug, Related Small Molecule Drug, Program Peptido Mimetic Drug, Related Peptido Mimetic Drug, Program Antisense Drug, Related Antisense Drug, Program Protein Drug, Program Analog Protein Drug or Program Protein Mimic Drug.

     SECTION 1.38. "PARTY" means Astra or Millennium; "PARTIES" means Astra and Millennium.

     SECTION 1.39. "PATENT RIGHT(S)" means a patent or patent application and all divisions, continuations, continuations-in-part, reissues, reexaminations, extensions and foreign counterparts thereof that is owned or controlled by Millennium and/or

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.


by Astra, or a license to the same to which either Millennium or Astra has the right to grant a sublicense.

     SECTION 1.40. "PEPTIDO MIMETIC DRUG" means a synthetic organic molecule (weighing equal to or less than 5,000 daltons) which is designed or developed using medicinal chemistry, SAR or combinatorial chemistry techniques to interact with a Validated Target and which incorporates key properties of a peptide and which is a therapeutic product.

     SECTION 1.41. "PRE-CANDIDATE GENE" means an [**] which has been [**] by any method other than [**] and that (a) is [**], or (b) [**] to (i) a gene that encodes a Protein of demonstrated utility as a therapeutic or (ii) a class of genes that encode Proteins that have been demonstrated to be generally suitable as a target for the identification of small molecule functional agonists or antagonists, and (iii) in each of (i) and (ii) whose pattern of RNA expression (or a Protein encoded by such gene whose pattern of expression) is of appropriate distribution in tissues and cell types (human or animal) implicated in the Field.

     SECTION 1.42. "PRODUCT" means any product that comprises (a) a Program Small Molecule Drug, (b) a Related Small Molecule Drug, (c) a Program Peptido Mimetic Drug, (d) a Related Peptido Mimetic Drug (e) a Program Antisense Drug,
(f) a Related Antisense Drug, (g) a Program Protein Drug, (h) a Program Analog Protein Drug, (i) a Program Protein Mimic Drug, or (j) a Modified Drug, provided, however, that Product shall not include any (1) Millennium Drug, (2) Gene Therapy Drug, (3) Diagnostic Product or (4) Other Product.

     SECTION 1.43. "PROGRAM ANALOG PROTEIN DRUG" means an Analog Protein Drug which, in the course of the Research Program or the Astra Development Program, is discovered or the development of which is undertaken or the relevant biological activity of which is identified, and which is based on a Validated Protein or a Program Protein Drug.

     SECTION 1.44. "PROGRAM ANTISENSE DRUG" means an Antisense Drug which, in the course of the Research Program or the Astra Development Program, is discovered or the development of which is undertaken or the relevant biological activity of which is identified.

     SECTION 1.45. "PROGRAM KNOW-HOW" means Millennium Field Know-How and Astra Program Know-How, collectively, whether or not developed or acquired solely

                    Confidential Materials omitted and filed
                  separately with the Securities and Exchange
                   Commission. Asterisks denote omissions.

or jointly by Millennium and/or Astra. Program Know-How includes but is not limited to Candidate Genes, Validated Targets and Validated Proteins.

     SECTION 1.46. "PROGRAM PATENT RIGHTS" means Millennium Field Patent Rights and Astra Program Patent Rights, collectively, whether or not developed or acquired solely or jointly by Millennium and/or Astra.

     SECTION 1.47. "PROGRAM PEPTIDO MIMETIC DRUG" means a Peptido Mimetic Drug which, in the course of the Research Program or the Astra Development Program, is discovered or the development of which is undertaken or the relevant biological activity of which is identified.

     SECTION 1.48. "PROGRAM PROTEIN DRUG" means a Protein Drug which, in the course of the Research Program or the Astra Development Program, is discovered, or the development of which is undertaken or the relevant biological activity of which is identified.

     SECTION 1.49. "PROGRAM PROTEIN MIMIC DRUG" means a Protein Mimic Drug which, in the course of the Research Program or the Astra Development Program, is discovered or the development of which is undertaken or the relevant biological activity of which is identified, and which mimics a Validated Protein or a Program Protein Drug.

     SECTION 1.50. "PROGRAM SMALL MOLECULE DRUG" means a Small Molecule Drug which, in the course of the Research Program or the Astra Development Program, is discovered or the development of which is undertaken or the relevant biological activity of which is identified.

     SECTION 1.51. "PROTEIN" means any of a class of high molecular weight (i.e., weighing greater than [**]) polymer compounds composed of a variety of amino acids joined by peptide linkages, including aggregates, hybrids and fragments thereof, as well as naturally post-translationally modified variants thereof (i.e., glycosylated proteins) and chemically modified versions thereof (e.g., pegylated or liposomally encapsulated proteins).

     SECTION 1.52. "PROTEIN DRUG" means a Protein that is, or is being developed for use as, a therapeutic product.

     SECTION 1.53. "PROTEIN MIMIC DRUG" means a synthetic organic molecule which is a mimic of, or is designed or developed using medicinal chemistry, SAR or

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.


combinatorial chemistry techniques to incorporate key properties of, a Protein and which is a therapeutic product.

     SECTION 1.54. "PUBLIC DOMAIN" means available to the general public in any manner, including without limitation (a) in a published scientific paper, (b) in an issued patent or a published patent application, or (c) in an electronically published database (e.g. GenBank, DBEST, etc.).

     SECTION 1.55. [**] means methods developed or acquired by Millennium for the automated or semi-automated use of [**] that are [**].

     SECTION 1.56. "RELATED ANTISENSE DRUG" means an Antisense Drug which, in the course of the Research Program or the Astra Development Program, is discovered or the development of which is undertaken or the relevant biological activity of which is identified, and which (a) reacts with the same Validated Target as, and (b) is covered by the same patent(s) or patent application(s) as, and (c) is a member of the same chemical genus as, a corresponding Program Antisense Drug.

     SECTION 1.57. "RELATED PEPTIDO MIMETIC DRUG" means a Peptido Mimetic Drug which, in the course of the Research Program or the Astra Development Program, is discovered or the development of which is undertaken or the relevant biological activity of which is identified, and which (a) reacts with the same Validated Target as, and (b) is covered by the same patent(s) or patent application(s) as, and (c) is a member of the same chemical genus as, a corresponding Program Peptido Mimetic Drug.

     SECTION 1.58. "RELATED SMALL MOLECULE DRUG" means a Small Molecule Drug which, in the course of the Research Program or the Astra Development Program, is discovered or the development of which is undertaken or the relevant biological activity of which is identified, and which (a) reacts with the same Validated Target as, and (b) is covered by the same patent(s) or patent application(s) as, and (c) is a member of the same chemical genus as, a corresponding Program Small Molecule Drug.

     SECTION 1.59. "RESEARCH PROGRAM" means, collectively, the Millennium Research Program and the Astra Research Program.

     SECTION 1.60. [**] means integrated software tools for the [**] to identify and provide [**], provided that [**] shall not include (a) metatools (i.e., software tools

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

used to develop the [**] themselves), (b) source code, or (c) tools developed by Millennium to [**] structure and [**] from primary [**].

     SECTION 1.61. "SMALL MOLECULE DRUG" means a small molecule therapeutic product (weighing equal to or less than [**]), other than a Modified Drug, a Peptido Mimetic Drug, an Antisense Drug, a Protein Drug, an Analog Protein Drug, a Protein Mimic Drug or a Gene Therapy Drug.

     SECTION 1.62. "SMALL MOLECULE PROCESS FLOW SCHEDULE" means the stages of the discovery process for Pre-Candidate Genes, Candidate Genes, Validated Targets, Hits, Leads and Candidate Drugs that are identified in the course of the Millennium Research Program, the Astra Research Program or the Astra Development Program. The Small Molecule Process Flow Schedule is attached hereto as Appendix C and is hereby incorporated into the Research Program Plan.

     SECTION 1.63. "SUBLICENSEE" means any third party other than an Affiliate granted the right, subject to the terms and conditions of Article V, to make, use and sell a Product, but not including a third party that is not granted the right to make such Product but merely purchases such Product in finished form (ready pack or in bulk) for resale.

     SECTION 1.64. "TERRITORY" means all countries of the world.

     SECTION 1.65. "VALIDATED PROTEIN" means a Protein encoded by a [**] or other Protein, the identification of which other Protein was based upon the identification of a [**], that is suitable for [**] into a [**], as determined in good faith by the Joint Management Team.

     SECTION 1.66. "VALIDATED TARGET" means a biological molecule that (a) is a [**], a Protein [**] by a [**] or another qualifying biological molecule in a relevant [**] of which or the [**] is based upon the identification of a [**], and (b) that (i) has been configured into a research assay that is suitable for the [**] and which research assay is (1) a biochemical assay (including without limitation, a competitive binding assay for a receptor or an enzyme substrate conversion assay), or (2) a reporter based assay, in either case having a robust assay readout (such as fluorescence, chemiluminescence, and/or radioactivity) that has the potential to be configured into a high throughput screen and is therefore suitable for undertaking research activities to develop a high throughput screen, or (ii) is suitable for use in [**] or (iii) is suitable for use in [**] development efforts, all as determined in good faith by the Joint Management Team. Unless stated otherwise, a Validated Target shall include a Genetics Validated Target.

     SECTION 1.67. "VALID CLAIMS" means any claim(s) pending in a patent application or in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.


                                   ARTICLE II

                       RESEARCH AND COLLABORATION PROGRAM

     SECTION 2.1. EXCLUSIVE ARRANGEMENT. During the term of the Millennium Research Program, Millennium agrees that it shall not participate, either directly or in collaboration with others in any similar program of genetics and genomics research relating to the Field except pursuant to the terms of this Agreement, provided that the foregoing shall not apply to activities in the Field by Millennium relating to the research, development and commercialization of (i) Antisense Drugs (subject to the provisions of Section 5.3), (ii) Protein Drugs, Analog Protein Drugs and Protein Mimic Drugs (subject to the provisions of Section 5.3), (iii) Gene Therapy Drugs and (iv) Diagnostic Products.

     SECTION 2.2. JOINT MANAGEMENT TEAM. The Parties have established a Joint Management Team, consisting of four (4) representatives designated by Astra and four (4) representatives designated by Millennium. Each Party shall cause its representatives to attend the meetings of the Joint Management Team. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the missing representative. In addition, each Party may at its discretion invite non-voting employees, consultants or scientific advisors to attend the meetings of the Joint Management Team. The Joint Management Team shall meet no less frequently than once each calendar quarter, and shall meet at such other times as deemed appropriate by the Joint Management Team. Each Party may change any one or more of its representatives to the Joint Management Team at any time upon notice to the other Party. The location of the Joint Management Team meetings shall alternate between Massachusetts and Sweden, or as otherwise mutually agreed.

     Each Party shall appoint, and reappoint from time to time as necessary, a project leader to undertake day to day contact with the other Party.

     The Joint Management Team will function during the term of the Research Program and thereafter for as long as both Parties agree. Upon termination of the Research Program, the Parties in good faith shall agree upon an alternative method of communication with regard to the Astra Development Program and the commercialization of Products.

     SECTION 2.3. JOINT MANAGEMENT TEAM RESPONSIBILITIES.

          (a) The Joint Management Team shall be responsible for coordinating and reviewing the activities of the Parties under this Agreement, including without limitation the Research Program. Without intending to limit the generality of the foregoing, the Joint Management Team shall oversee the disclosure and transfer of relevant Know-How to facilitate the research and development of Pre-Candidate Genes, Candidate Genes, Validated Targets, Validated Proteins, Hits, Leads, Candidate Drugs and Products, as well as the disclosure and transfer of Millennium Field Know-How and Millennium Core Technology Know-How to Astra pursuant to Article III, and the disclosure of Astra Program Know-How to Millennium pursuant to Article III.

          (b) Subject to the minimum funding levels established in Section 8.3, the Joint Management Team shall determine the level and extent of research work to be conducted by Millennium and funded by Astra under this Agreement.

          (c) As soon as practicable after execution of this Agreement, the Joint Management Team shall appoint one (1) representative from each Party to be responsible for the preparation of a package of information that provides all relevant information concerning each gene being pursued under the Research Program. The designated representatives shall prepare and deliver a copy of the package of information to each member of the Joint Management Team at least fifteen (15) days prior to each Joint Management Team Meeting.

          (d) As soon as practicable after the execution of this Agreement, the Joint Management Team shall agree on the criteria for each stage of the Small Molecule Process Flow Schedule. The Joint Management Team shall also review each research project being pursued under the Research Program and shall assign each gene within each research project to a specific stage of the Small Molecule Process Flow Schedule and designate such gene under the appropriate definition for such stage.

          (e) The Joint Management Team shall be responsible for the review of the results of the Research Program and shall advance genes being pursued under the Research Program according to the Small Molecule Process Flow Schedule. At each meeting of the Joint Management Team, the representatives shall discuss all information, provided in accordance with subsection (c) above, regarding genes being pursued under the Research Program and shall decide whether or not each gene shall be advanced to the next stage of the Small Molecule Process Flow Schedule. The Joint Management Team may advance a gene to the next stage of the Small Molecule Process Flow Schedule even if such gene does not meet all requirements of such next stage.

               (i) Should the Joint Management Team decide that insufficient information is available to make a decision to advance a gene to the next stage of the Small Molecule Process Flow Schedule based on the requirements in the Research Program Plan (as defined in Section 2.6), then during the Joint Management Team meeting, the Joint Management Team shall determine what additional information is required based upon the criteria set forth in the Research Program Plan and such gene shall remain at its current stage of discovery until sufficient information is available for a decision to be made, PROVIDED, HOWEVER, that should the Joint Management Team disagree as to what additional information is required or as to whether or not sufficient information is available to make a decision with respect to a particular gene, then such issue shall be resolved as set forth in Section 2.5.

               (ii) Should the Joint Management Team agree that sufficient information is available to make a decision to advance a gene or other element of the Small Molecule Process Flow Schedule to the next stage of the Small Molecule Process Flow Schedule, but the Parties disagree as to whether or not a particular gene or other element of the Small Molecule Process Flow Schedule should be advanced to the next stage of the Small Molecule Process Flow Schedule, then such issue shall be resolved as set forth in Section 2.5, PROVIDED, however, if Astra determines that such gene or other element of the Small Molecule Process Flow Schedule should not be advanced and if Astra is using commercially reasonable efforts to identify and develop at least one Product and the sale of such Product developed by Astra will yield royalties payable to Millennium by Astra under Section 8.5, then such gene or other element of the Small Molecule Process Flow Schedule shall not be advanced at that time. Notwithstanding the foregoing, should the Joint Management Team disagree as to whether a Candidate Gene should be advanced to a Validated Target or a Validated Protein, then such issue shall not be resolved as set forth in Section 2.5. Rather the issue shall be resolved through the use of an expedited arbitration process, in which the Parties first try to agree on a mutually accepted scientist to serve as the arbitrator (failing mutual agreement on a single scientist, each Party appoints a scientist not affiliated with such Party and the two scientists so selected pick a third unaffiliated scientist and

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

          all three shall serve as arbitrators). The arbitrator(s) shall review the disputed matter on an expedited basis (not to exceed forty-five
          (45) days), considering the relevant data, standards established by this Agreement and the Research Program and relevant precedents. The decision of the arbitrator(s) shall be binding on the Parties.

               (iii) Should the Joint Management Team decide that a Pre-Candidate Gene or Candidate Gene shall not be advanced to the next stage of the Small Molecule Process Flow Schedule, then all research with respect to any such gene shall be suspended. If and when the Joint Management Team decides to advance any such gene to the next stage of the Small Molecule Process Flow Schedule then active research on such gene shall resume.

     SECTION 2.4. GOALS AND OBJECTIVES. As soon as practical after the execution of this Agreement, the Joint Management Team shall agree on the goals and objectives and research and development activities of the Research Program, including the specific research projects to be pursued under the Research Program. At each meeting of the Joint Management Team, the progress of the Research Program will be reviewed and if necessary the goals and/or resource allocation for the Millennium Research Program will be modified. No later than the end of the first month of each Contract Year during the Millennium Research Program, the Joint Management Team shall meet to discuss in detail the progress of the Research Program and agree upon the short- and long-term goals and prospective budget for the Millennium Research Program. In the event a significant development occurs which may affect the short-or long-term goals or resource allocations of the Research Program or methods of achieving said goals, the Joint Management Team shall reconvene, reassess and change such methods, resource allocations and/or goals of the Millennium Research Program.

     SECTION 2.5. JOINT MANAGEMENT TEAM DECISIONS. The unanimous agreement of the members of the Joint Management Team shall be required to take any action, except as provided below in this Section 2.5. Any member of the Joint Management Team who is not present at any meeting either in person or by a designated alternate may appoint another representative or alternate as his proxy to act on his behalf on all matters coming to a vote. The Joint Management Team may conduct meetings by telephone or video conference. If the Joint Management Team is unable to agree with respect to the scope and direction of the Research Program,[**], subject to Astra's obligation to pay the minimum research funding in accordance with Section 8.3, provided, however, that in the event that the Joint Management Team is unable to

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.


agree with respect to any significant reallocation of Millennium resources or personnel between or among the projects of the Millennium Research Program, [**]. (For purposes of this Section 2.5, a reallocation of Millennium resources and personnel shall be deemed to be significant if more than twenty-five percent (25%) of the resources and personnel are to be reallocated within any given calendar year.) If the Joint Management Team is unable to reach a unanimous agreement on any issue which shall not be decided by Astra or Millennium or as set forth in Section 2.3(d)(ii), as the case may be, such issue shall be referred to the Vice President of Pre-Clinical Affairs of Astra AB and the Chief Executive Officer of Millennium for resolution. If the Vice President of Pre-Clinical Affairs of Astra AB and the Chief Executive Officer of Millennium are unable to reach agreement on any issue regarding the Research Program which shall not be decided by Astra, then such issues shall be submitted to arbitration pursuant to the provisions set forth in Article XII and the arbitrators shall have the authority to (i) direct the Parties as to the manner in which the Parties shall resolve the issue, or (ii) render a final decision with respect to such issue. The arbitrators shall have no authority to amend this Agreement or the Research Program Plan (as defined in Section 2.6) and the budget contained therein.

         SECTION 2.6. RESEARCH PROGRAM PLAN. The Parties shall engage in the Research Program to expedite the discovery and development of Pre-Candidate Genes, Candidate Genes, Validated Targets, Validated Proteins, Hits, Leads, Candidate Drugs and Products in substantial accordance with the research schedule and goals set forth in the Research Program plan (the "Research Program Plan"), attached to this Agreement as APPENDIX A (which Research Program Plan is subject to review and modification by the Joint Management Team and final resolution by Astra or Millennium, if required, pursuant to Section 2.5).

     SECTION 2.7. TERM OF THE MILLENNIUM RESEARCH PROGRAM.

          (a) Millennium shall conduct the Millennium Research Program for the first five (5) Contract Years; provided, however, that Astra may terminate the Millennium Research Program by providing notice to Millennium (the "Termination Notice") at any time during the two (2) month period following the conclusion of the third Contract Year (i.e. during January and February, 1999), if, at the conclusion of the third Contract Year, the Year 3 Success Benchmark (as defined below) has not been achieved. As used herein, the term "Year 3 Success Benchmark" means that [**] in each case as determined in good faith by the Joint Management Team. The Parties hereby agree that the Year 3 Success Benchmark has been achieved.

          (b) As Millennium has achieved the Year 3 Success Benchmark, Astra shall choose either (i) to let the Millennium Research Program continue for the remainder of its five (5) year term, or (ii) to extend the Millennium Research Program for an additional two (2) Contract Years beyond the original five (5) year term to a term of seven (7) Contract Years. Astra elects to extend the Millennium Research Program for an additional two (2) Contract Years, for a total term of seven (7) Contract Years (i.e. up to and including December 31, 2002), with Astra having the option to terminate the Millennium Research Program after the fifth Contract Year as set forth in Section 2.7(c). Astra shall pay to Millennium the additional fee subject to and as set forth in Sections 8.2(a) and 8.2(b). Astra shall fund the fourth through seventh Contract Years at the levels set forth in Section 8.3(a) (iii) subject to Section 2.7(c).

          (c) Astra shall have the option to terminate the Millennium Research Program after the fifth Contract Year as follows. Three (3) months prior to the conclusion of the fifth Contract Year, Astra shall notify Millennium in writing of its decision (the "Astra Decision") to either (i) terminate the Millennium Research Program at the end of the fifth Contract Year and pay to Millennium the additional fee set forth in Section 8.2(c), or (ii) continue the Millennium Research Program for a total of seven (7) Contract Years and no additional fee shall be due to Millennium. Should the Astra Decision be to continue the Millennium Research Program for a total of seven (7) Contract Years, and the Parties have achieved the Year 5 Success Benchmark (as defined below), then the Millennium Research Program shall continue for a total of seven (7) Contract Years. Should the Astra Decision be to continue the Millennium Research Program for a total of seven (7) Contract Years, and the Parties have not achieved the Year 5 Success Benchmark (as defined below), then Millennium shall have the right, exercisable within thirty (30) days after receipt of the Astra Decision, to elect to discontinue the Millennium Research Program at the conclusion of the fifth Contract Year, subject to Astra's option set forth in Section 2.7(d) below. As used herein, the term "Year 5 Success Benchmark" means that (A) at least five (5) Validated Targets have been identified and entered into small molecule high throughput screening, and (B) Astra is diligently pursuing Hits identified by small molecule high throughout screening as determined in good faith by the Parties. Upon the recommendation of the Joint Management Team, based upon the allocation of resources to and prioritization of work within the Millennium Research Program, Millennium and Astra may agree to other objectives, as alternatives to the objectives stated in (A) and (B) of the preceding sentence, to be included in the Year 5 Success Benchmark.

          (d) If Millennium elects to discontinue the Millennium Research Program under the provisions of Section 2.7(c), then at Astra's option, the

     Millennium Research Program shall continue for a period of two (2) Contract Years with the following modifications: (1) Millennium shall be obligated to continue only the existing genetics research program under the Millennium Research Program which is directed at the identification of Genetics Candidate Genes and Genetics Validated Targets and shall not be obligated to undertake any new program of genetics research; (2) the provisions of Section 8.3(a)(iii) and 8.3(a)(iv) shall be deemed amended such that the Millennium Research Program shall be funded by Astra at an FTE level which is the average number of FTEs during the fourth and fifth Contract Years who conducted the research directed at the identification of Genetics Candidate Genes and Genetics Validated Targets; (3) Astra shall fund such FTEs at the FTE Rate set forth in Section 8.3(a)(i); (4) any change in the number of FTEs engaged in such research may be made only by consensus agreement of the Joint Management Team; (5) Section 8.3(a)(vi) shall be amended to read in its entirety as follows, "Astra shall reimburse Millennium for all third party collaborative research expenses incurred by Millennium in support of the Millennium Research Program such expenses subject to the prior approval of the Joint Management Team"; (6) the Millennium Research Program and the Research Program shall be deemed terminated at the end of the fifth Contract Year for all purposes under
     Section 1.11(b), Section 1.28, Section 1.41, and Section 2.1; (7) the Millennium Research Program and the Research Program shall be deemed to be continued for the purposes of Section 1.5, Section 2.9 and Section 4.4; and
     (8) for the purposes of the sixth and seventh Contract Years all other Sections shall be amended such that the Millennium Research Program shall be limited to consist of the research directed at the identification of Genetics Candidate Genes and Genetics Validated Targets; such Sections include without limitation Section 1.6, Section 1.7, Section 1.8, Section 1.17, Section 1.31, Section 1.33, Section 2.8, Section 3.1, Section 3.2,
     Section 3.3, Section 5.6, Section 7.1, Section 7.4, and Section 7.6 (for the purposes of clarity, (i) Astra's rights under Section 5.6 with respect to all Pre-Candidate Genes and Candidate Genes, that are not Genetics Candidate Genes, shall expire ninety (90) days following the end of the fifth Contract Year; (ii) Astra's diligence obligations set forth in Sections 7.1 and 7.4 with respect to all Candidate Genes, Validated Proteins and Validated Targets which are not Genetics Candidate Genes and Genetics Validated Targets shall commence at the end of the fifth Contract Year; and (iii) Millennium's rights set forth in Section 7.6 with respect to Niche Products which do not involve the use of a Genetics Candidate Gene or a Genetics Validated Target shall commence at the end of the fifth Contract Year).

     SECTION 2.8. DILIGENCE. Millennium shall, in the course of the Millennium Research Program: (a) use reasonable efforts in pursuing and conducting research and development of all Candidate Genes, Validated Targets, Validated Proteins and related assays; (b) furnish, maintain and preserve suitable and sufficient laboratory facilities, equipment and personnel for the research and development to be undertaken by Millennium; (c) perform its obligations hereunder in good faith in a scientifically/commercially reasonable and workmanlike manner; (d) use reasonable efforts to carry out all work in compliance with any federal, state or local laws, regulations and guidelines governing the conduct of such work; and (e) cooperate with Astra in good faith, particularly with respect to unknowns or contingencies.

     SECTION 2.9. SMALL MOLECULE HIGH THROUGHPUT SCREENING. During the term of the Research Program, Astra shall have the option to engage Millennium to configure and/or implement high throughput screening for small molecule agonists and/or antagonists of any Validated Target. Astra shall exercise this option by providing to Millennium, in writing, a request that Millennium configure and/or implement small molecule high throughput screening of a stated Validated Target and shall state the desired compound libraries (Millennium compound libraries and/or Astra compound libraries) to be screened. If Astra compound libraries are to be screened, then Astra shall provide to Millennium such compound libraries in an appropriate format for use by Millennium in such screening. If Millennium compound libraries are to be screened at Astra, then Millennium shall provide to Astra such compound libraries in an appropriate format for use by Astra in such screening. If Millennium agrees to configure and/or implement a small molecule high throughput screening of a Validated Target, then Millennium shall provide to Astra an estimate of the fully burdened cost for such screening. If, after receipt of Millennium's estimate of the fully burdened cost for such screening, Astra engages Millennium, then Millennium shall perform the agreed upon work. Astra shall compensate Millennium for such configuration and/or implementation of small molecule high throughput screening at Millennium's fully burdened cost which shall not exceed the Millennium estimated cost by more than ten percent (10%) unless otherwise agreement by the parties in writing.

                                   ARTICLE III

                             DISCLOSURE OF KNOW-HOW

     SECTION 3.1. MILLENNIUM KNOW-HOW. Commencing with the execution of this Agreement, Millennium shall disclose to Astra all existing Millennium Field Know-How which Millennium reasonably believes to be pertinent to the Research Program or which is reasonably requested by Astra, and all Millennium Core Technology Know-How which Millennium reasonably believes to be pertinent to the exercise of the licenses granted in Section 5.1 or which is reasonably requested by Astra. Millennium shall disclose to Astra on an ongoing basis for the duration of the Millennium Research Program (i) all additional Millennium Field Know-How which Millennium reasonably believes to be pertinent to the successful execution of the Research Program or which is reasonably requested by Astra, and
(ii) all additional Millennium Core Technology Know-How which Millennium reasonably believes to be pertinent to the exercise of the licenses granted in Section 5.1 or which is reasonably requested by Astra. Notwithstanding the foregoing, Millennium need not disclose to Astra any Know-How which Millennium is precluded from disclosing under any agreement binding upon it pursuant to any of the agreements listed in APPENDIX B, as amended by Millennium from time to time, PROVIDED, HOWEVER, that
(a) Millennium shall not, without the prior written consent of Astra, enter into any future agreement with a third party relating to the Millennium Field Know-How which would limit the ability of Millennium to disclose Millennium Field Know-How to Astra pursuant to the provisions of this Agreement or is otherwise inconsistent with the licenses granted by Millennium to Astra in the Field under this Agreement, and (b) Millennium shall not, without the prior written consent of Astra, enter into any future agreement with a third party relating to the Millennium Core Technology Know-How which limits Millennium's right to utilize Millennium Core Technology Know-How in the Millennium Research Program.

     SECTION 3.2. BIOLOGICAL MATERIALS. Millennium shall also provide Astra with Millennium Field Know-How in the form of genes, gene fragments, vectors, cell lines, strains, transgenic organisms, model organisms, DNA and DNA fragments and other biological materials, as well as information relating to such materials, which Millennium reasonably believes to be pertinent to Astra's activities in the Research Program and the Astra Development Program or which is reasonably requested by Astra. Notwithstanding the foregoing, Millennium need not provide Astra with any such biological materials or related information which Millennium is precluded from providing under any agreement binding upon it pursuant to any of the agreements listed in APPENDIX B, as amended by Millennium from time to time, PROVIDED, HOWEVER, that Millennium shall not, without the prior written consent of Astra, enter into any future agreement with a third party relating to the Millennium Field Know-How which would limit the ability of Millennium to provide Astra, pursuant to this Section 3.2, with the biological materials and related information which Millennium reasonably believes to be pertinent to Astra's activities in the Research Program and the Astra Development Program.

     SECTION 3.3. ASTRA PROGRAM KNOW-HOW. Astra shall disclose to Millennium such Astra Program Know-How which Astra reasonably believes is needed by Millennium to carry out its obligations within the Millennium Research Program hereunder; PROVIDED, HOWEVER, that Astra need not disclose to Millennium any Astra Program Know-How which Astra is precluded from disclosing under any agreement binding upon it. Millennium's right to use Astra Program Know-How shall be limited to the Millennium Research Program.

                                   ARTICLE IV

                                 CONFIDENTIALITY

     SECTION 4.1. CONFIDENTIAL INFORMATION AND KNOW-HOW. All Know-How or other Confidential Information disclosed by one Party to the other during the term of this Agreement shall not be used by the receiving Party except in connection with the Research Program or the identification, selection, preparation, development, manufacture or sale of Products (or, in the case of Millennium Core Technology Know-How, for permitted uses outside the Field), shall be maintained in confidence by the receiving Party (except to the extent reasonably necessary for regulatory approval of Products developed by Astra), and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the

          (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

          (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

          (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public, other than through the sale of Products in the ordinary course, through no fault or omission on the part of the receiving Party or its Sublicensees; or

          (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

          (e) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, PROVIDED, THAT the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

     SECTION 4.2. EMPLOYEE OBLIGATIONS. Millennium and Astra each agree that it shall provide Know-How and other Confidential Information received from the other Party only to its employees, consultants and advisors who have a need to know and have an obligation to treat such information and materials as confidential.

     SECTION 4.3. PUBLICATIONS. The Parties acknowledge that scientific lead time is a key element of the value of the research to be performed under this Agreement and further agree that scientific publications must be strictly monitored to prevent any adverse effect of premature publication of results of the Research Program. The Joint Management Team will establish a procedure for publication review and approval and each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least sixty (60) days prior to submission for publication. Each Party shall review each such proposed publication in order to avoid the unauthorized disclosure of a Party's Confidential Information and to preserve the patentability of inventions arising from the research performed in the course of the Research Program and/or the Astra Development Program. If, as soon as reasonably possible but no longer than sixty (60) days following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party shall delete such Confidential Information from its proposed publication. If, as soon as reasonably possible but no longer than sixty (60) days following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication could be expected to have a material adverse effect on any Program Patent Rights or Program Know-How, then such Party shall delay such proposed publication, sufficiently long to permit the timely preparation, first filing, international filing and publication of patent application(s) on the information involved, PROVIDED, HOWEVER, that (i) with respect to any agreement between Millennium and a third party listed in APPENDIX B as of the Effective Date (and any extension thereof), the terms and conditions of such agreement (and any extensions thereof) that govern the review, approval and delay of any scientific publications relating to such agreement shall remain in full force and effect notwithstanding any provision of this Section 4.3 to the contrary, and (ii) with respect to any future agreement entered into by Millennium with a third party relating to the Millennium Field Patent Rights and/or the Millennium Field Know-How, Millennium shall not agree to any terms and conditions governing the review, approval and delay of scientific publications that are inconsistent with those set forth in this Section 4.3, without the prior written consent of Astra.

     SECTION 4.4. TERM. All obligations of confidentiality and non-use imposed under this Article IV shall expire ten (10) years following termination of the Millennium Research Program.

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

                                    ARTICLE V

                                 GRANT OF RIGHTS

     SECTION 5.1. LICENSES TO MILLENNIUM CORE TECHNOLOGY. Subject to the terms and conditions of this Agreement, Millennium hereby grants to Astra:

          (a) a fully paid-up, non-royalty bearing (other than with respect to Products as provided in Section 8.5), non-exclusive right and license in the Territory, without the right to grant sublicenses, under Millennium Core Technology Patent Rights and Millennium Core Technology Know-How [**] within and outside the Field during the term of the Research Program and thereafter;

          (b) a fully-paid up, non-royalty bearing (other than with respect to Products as provided in Section 8.5), non-exclusive right and license, without the right to grant sublicenses, under any applicable Millennium copyright to copy and use in the Territory all computer software included in Millennium Core Technology, in object code form only, provided to Astra by Millennium during the term of the Millennium Research Program for Astra's own use only, inside and outside the Field, during and after the term of the Research Program.

     SECTION 5.2. LICENSES TO MILLENNIUM FIELD PATENT RIGHTS AND MILLENNIUM FIELD KNOW-HOW FOR RESEARCH PURPOSES. Subject to the terms and conditions of this Agreement, Millennium hereby grants to Astra a fully paid-up, non-royalty bearing (other than with respect to Products as provided in Section 8.5), co-exclusive (with Millennium and its permitted licensees pursuant to this Article V), right and license, without the right to grant sublicenses, under Millennium Field Patent Rights and Millennium Field Know-How, to make and use Pre-Candidate Genes, Candidate Genes, Validated Targets and Validated Proteins in the Territory to research and develop Products in accordance with the terms of this Agreement.

     SECTION 5.3. PRODUCT LICENSES.

          (a) PRODUCTS THAT COMPRISE A PROGRAM SMALL MOLECULE DRUG, A RELATED SMALL MOLECULE DRUG, A PROGRAM PEPTIDO MIMETIC DRUG, A RELATED PEPTIDO MIMETIC DRUG OR A MODIFIED DRUG.

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

          (i) Subject to the terms and conditions of this Agreement, Millennium hereby grants to Astra an exclusive, royalty bearing license, under Millennium Field Patent Rights and Millennium Field Know-How, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, within the Field in the Territory, Products that comprise a Program Small Molecule Drug, a Related Small Molecule Drug, a Program Peptido Mimetic Drug, a Related Peptido Mimetic Drug or a Modified Drug. Such license shall include the right to grant sublicenses, on notice to Millennium as soon as reasonably possible, to make or have made, import, use or have used (other than to research, have researched, develop or have developed), offer to sell, sell or have sold such Products within the Field in the Territory. Astra shall be responsible for all obligations of Astra's Sublicensees hereunder, and guarantees to Millennium the performance of all such obligations. The payment of royalties on Net Sales of Products shall remain a direct obligation of Astra, regardless of whether sales are made by Astra or an Astra Sublicensee.

          (ii) In the event that [**] that comprises a [**] for use in the [**] (as evidenced by the designation of such [**] or [**]), then [**] granted in Section [**] shall be deemed to include the [**] contained within such Product, or any [**] or any [**] corresponding to the [**] or [**] contained within such Product, for any [**], subject to the [**] pursuant to Section 8.5.

     (b) PRODUCTS THAT COMPRISE A PROGRAM ANTISENSE DRUG, A RELATED ANTISENSE DRUG OR A PROGRAM PROTEIN MIMIC DRUG.

          (i) During the term of the Research Program and the Astra Development Program, Millennium and Astra agree to discuss collaborations concerning the development and commercialization of Products that comprise a Program Antisense Drug, a Related Antisense Drug or a Program Protein Mimic Drug for use in the Field. The initial opportunity to begin such discussions concerning such therapeutic Products shall arise when, in the course of the Research Program, either Party recognizes the possibility for developing such a therapeutic Product or collaborating with a commercial third party who possesses technology relevant to the development of such a therapeutic Product. When this occurs, the Party recognizing such possibility shall present such information to the other Party and the Parties shall have a period of sixty (60) days in which to decide whether to begin good faith negotiations with each other concerning a potential collaboration, it being understood that NEITHER Party shall have any obligation to enter into such negotiations. If the Parties decide to collaborate, the terms of such collaboration shall be governed by the terms and conditions of a separate agreement to be negotiated in good faith by the Parties.

          (ii) If either (A) the Parties choose not to negotiate with each other concerning a collaboration regarding a Product that comprises a Program Antisense Drug, a Related Antisense Drug or a Program Protein Mimic Drug, or (B) the Parties cannot agree to the terms of a collaboration regarding such a therapeutic Product, then Millennium shall grant to Astra (1) an exclusive license under the Millennium Field Patent Rights and the Millennium Field Know-How to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, within the Field in the Territory, any such Product that comprises a Program Antisense Drug, a Related Antisense Drug or a Program Protein Mimic Drug that is administered by Airway Delivery, with the right to grant sublicenses, on prior notice to Millennium, to make or have made, import, use or have used (other than to research, have researched, develop or have developed), offer to sell, sell or have sold any such Product within the Field in the Territory, (2) a co-exclusive license under the Millennium Field Patent Rights and the Millennium Field Know-How to develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold outside the Field in the Territory, any Product that comprises a Program Antisense Drug, a Related Antisense Drug or a Program Protein Mimic Drug that is administered by Airway Delivery for which Astra or its permitted sublicensee has commenced a bona fide clinical investigation for Airway Delivery of such Product for an indication within the Field in the Territory, and (3) a co-exclusive license under the Millennium Field Patent Rights and the Millennium Field Know-How to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, within the Field in the Territory, any such Product that comprises a Program Antisense Drug or a Related Antisense Drug that is administered by any means other than Airway Delivery, with the right to grant sublicenses, on prior notice to Millennium, to make or have made, import, use or have used (other than to research, have researched, develop or have developed), offer to sell, sell or have sold any such Product within the Field in the Territory. Astra shall be responsible for all obligations of Astra's Sublicensees hereunder, and guarantees to Millennium the performance of all such obligations. The payment of royalties on Net Sales of Products shall remain a direct obligation of Astra, regardless of whether sales are made by Astra or an Astra Sublicensee. Millennium shall have (w) the co-exclusive right, either alone or in collaboration with others, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, within the Field in the Territory, any Product that comprises a Program Antisense Drug or a Related Antisense Drug that is administered by any means other than Airway Delivery; (x) the exclusive right, either alone or in collaboration with others, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, within the Field in the Territory, any Product that comprises a Program Protein Mimic Drug that is administered by any means other than Airway Delivery; (y) the exclusive right, either alone or in collaboration with others, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, outside the Field in the Territory, any Product that comprises a Program Antisense Drug, a Related Antisense Drug or Program Protein Mimic Drug that is administered by any means other than Airway Delivery; and (z) the exclusive right, either alone or in collaboration with others, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, outside the Field in the Territory, any Product that comprises a Program Antisense Drug, a Related Antisense Drug or Program Protein Mimic Drug that is administered by Airway Delivery UNLESS Astra or its permitted sublicensee has commenced a bona fide clinical investigation for Airway Delivery of such Product for an indication within the Field in the Territory in which case Millennium's right shall be co-exclusive with Astra.

     (c) RIGHT OF FIRST NEGOTIATION FOR PRODUCTS THAT COMPRISE A PROGRAM PROTEIN DRUG OR PROGRAM ANALOG PROTEIN DRUG.

          (i) During the term of the Research Program and the Astra Development Program, Astra shall have a right of first negotiation for collaborations concerning the development and commercialization of Products that comprise a Program Protein Drug or a Program Analog Protein Drug for use in the Field. The initial opportunity to begin such discussions concerning such therapeutic Products shall arise when, in the course of the Research Program, either Party recognizes the possibility for developing such a therapeutic Product or collaborating with a commercial third party who possesses technology relevant to the development of such a therapeutic Product. When this occurs, the Party recognizing such possibility shall present such information to the other

          Party and Astra shall have a period of sixty (60) days in which to decide whether to begin good faith negotiations with Millennium concerning a potential collaboration. During such sixty (60) day period, Millennium shall not enter into an agreement with a commercial third party concerning such collaboration. If Astra elects to enter into good faith negotiations with Millennium, then the Parties shall have sixty (60) days within which to enter into a definitive agreement for such collaboration. During this sixty (60) day period, Millennium shall not enter into an agreement with a commercial third party concerning such collaboration.

               (ii) If either (A) Astra chooses not to negotiate with Millennium concerning a collaboration regarding a Product that comprises a Program Protein Drug or a Program Analog Protein Drug, or (B) if the Parties cannot agree to the terms of a collaboration regarding such a therapeutic Product, then Millennium shall grant to Astra: (1) an exclusive license under the Millennium Field Patent Rights and the Millennium Field Know-How to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, within the Field in the Territory, any such Product that comprises a Program Protein Drug or a Program Analog Protein Drug that is administered by Airway Delivery, and (2) a co-exclusive license under the Millennium Field Patent Rights and the Millennium Field Know-How to develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, outside the Field in the Territory, any such Product that comprises a Program Protein Drug or a Program Analog Protein Drug that is administered by Airway Delivery for which Astra or its permitted sublicensee has commenced a bona fide clinical investigation for Airway Delivery of such Product for an indication within the Field in the Territory; in each case with the right to grant sublicenses, on prior notice to Millennium, to make or have made, import, use or have used (other than to research, have researched, develop or have developed), offer to sell, sell or have sold any such Product within the Field in the Territory. Astra shall be responsible for all obligations of Astra's Sublicensees hereunder, and guarantees to Millennium the performance of all such obligations. The payment of royalties on Net Sales of Products shall remain a direct obligation of Astra, regardless of whether sales are made by Astra or an Astra Sublicensee. Millennium shall have (x) the exclusive right, either alone or in collaboration with others, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, within the Field in the Territory, any Product that comprises a Program Protein Drug or a Program Analog Protein Drug that is administered by any means other than Airway Delivery; (y) the exclusive right, either alone or in collaboration with others, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, outside the Field in the Territory, any Product that comprises a Program Protein Drug or a Program Analog Protein Drug that is administered by any means other than Airway Delivery; and (z) the exclusive right, either alone or in collaboration with others, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, outside the Field in the Territory, any Product that comprises a Program Protein Drug or a Program Analog Protein Drug that is administered by Airway Delivery UNLESS Astra or its permitted sublicensee has commenced a bona fide clinical investigation for Airway Delivery of such Product for an indication within the Field in the Territory in which case Millennium's right shall be co-exclusive with Astra.

     SECTION 5.4. MILLENNIUM'S RETAINED RIGHTS. Any of Millennium's rights to Millennium Field Know-How, Millennium Field Patent Rights, Millennium Core Technology Know-How and Millennium Core Technology Patent Rights not specifically licensed to Astra pursuant to this Article V shall be retained by Millennium, including without limitation (a) Millennium's exclusive right to make, have made, use, and have used Pre-Candidate Genes, Candidate Genes, Validated Targets and Validated Proteins in the Territory to research and develop pharmaceutical products for use outside the Field except for Products that comprise (i) a Program Small Molecule Drug, a Related Small Molecule Drug, a Program Peptido Mimetic Drug, a Related Peptido Mimetic Drug or a Modified Drug, or (ii) a Program Antisense Drug, a Related Antisense Drug, a Program Protein Mimic Drug, a Program Protein Drug, or a Program Analog Protein Drug if Astra has commenced a bona fide clinical investigation for Airway Delivery of any such Product for an indication in the Field in which case Millennium shall have a co-exclusive right with Astra for Airway Delivery of such Products outside the Field, and (b) Millennium's exclusive right to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, within and outside the Field in the Territory, (i) any Small Molecule Drug (subject to the provisions of Section 5.5 with respect to a Millennium Drug), Peptido Mimetic Drug (subject to the provisions of Section 5.5 with respect to a Millennium Drug), Antisense Drug, Protein Drug, Analog Protein Drug and/or Protein Mimic Drug, in each case, that is owned or otherwise controlled by Millennium and that is not a Product, and
(ii) any Gene Therapy Drug and/or Diagnostic Product that is owned or otherwise controlled by Millennium.

     SECTION 5.5. MILLENNIUM DRUGS. Millennium shall retain the right to exploit Millennium Field Know-How and any other Know-How developed by Millennium in the course of the Research Program to develop and use, whether alone or in collaboration with third parties, compound screens that embody or are based on

                         Confidential Materials omitted and filed
                       separately with the Securities and Exchange
                        Commission. Asterisks denote omissions.

Validated Targets that result from the Millennium Research Program (the "Millennium Compound Screens"). In the event that as part of its efforts to develop Millennium Drugs, Millennium transfers a Millennium Compound Screen to a third party for the purpose of such third party conducting screening efforts at its facility (a "Third Party Offsite Screening Program"), Millennium shall notify Astra in writing of such arrangement and provide written evidence that such third party has no right either to develop or otherwise commercialize any resulting Millennium Drug in the Field or to further sublicense rights to use the Millennium Compound Screen to another third party. The foregoing notwithstanding, [**](as defined below) to undertake a [**]. As used herein, a [**] shall mean a [**] by the [**] in its then most current survey among the [**] derived from the [**].

     Millennium shall retain the exclusive right to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold, any Millennium Drug outside the Field in the Territory, either alone or in collaboration with others. In the event that, during the term of the Millennium Research Program or the Astra Development Program, a Millennium Drug owned, licensed with the right to grant sublicenses, or otherwise controlled by Millennium is identified to have potential as a therapeutic product within the Field, then Millennium shall (a) inform Astra of the existence and potential utility in the Field of such Millennium Drug and (b) at Astra's request, enter into discussions with Astra regarding the possibility of a collaboration between Millennium and Astra concerning the research, development and/or commercialization of such Millennium Drug within the Field. Millennium shall not, either alone or in collaboration with a third party, make, have made, import, use, have used, offer to sell, sell, or have sold such Millennium Drug within the Field in the Territory, without the prior written consent of Astra.

     In the event that Astra is unable to fully exploit its rights to commercialize Products within the Field in the Territory, as set forth in
Section 5.3(a)(i), without infringing an intellectual property right that relates to a Millennium Drug and is owned by, licensed to (with the right to grant sublicenses) or otherwise controlled by Millennium, Millennium shall grant to Astra a license (or sublicense) under such intellectual property right to the extent necessary to enable Astra to fully exploit its rights as set forth in
Section 5.3(a)(i); such license (or sublicense) shall not impose on Astra any additional financial obligations beyond those otherwise provided for herein.

     SECTION 5.6. RIGHTS TO POTENTIAL CANDIDATE GENES, VALIDATED TARGETS AND VALIDATED PROTEINS. Within [**] following the expiration of the Millennium Research


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Program, Astra may designate any Pre-Candidate Gene or Candidate Gene as a
Validated Target and/or a Validated Protein, PROVIDED, HOWEVER, that at the time of such designation(s) Astra shall pay to Millennium the following milestone payment(s): (a) two hundred thousand dollars ($200,000) for the first such designated Validated Target or Validated Protein; (b) three hundred and fifty thousand dollars ($350,000) for the second such designated Validated Target or Validated Protein; (c) three hundred and fifty thousand dollars ($350,000) for the third such designated Validated Target or Validated Protein; and (d) five hundred thousand dollars ($500,000) for each additional designated Validated Target or Validated Protein. Upon any such designation(s), each designated Validated Target and/or Validated Protein shall be subject to all terms and conditions of this Agreement that relate to any Validated Target and/or Validated Protein.

     SECTION 5.7. ASTRA'S RIGHTS TO DIAGNOSTIC PRODUCTS NOT BEING COMMERCIALIZED BY MILLENNIUM. Notwithstanding Millennium's exclusive rights to Diagnostic Products set forth in Section 5.4, if Astra is developing a Product for which it is necessary or useful to develop a Diagnostic Product to ascertain the predisposition of an individual to respond favorably or unfavorably to the administration of such Product (for example, where (a) the United States Food and Drug Administration (or a comparable regulatory authority in another country) requires that an individual be tested with a Diagnostic Product prior to the administration of the associated Product, as a condition of registering and approving for commercial sale such Product, or (b) it is determined, in the reasonable judgment of Astra (based on written information that is made available to Millennium), that a Diagnostic Product must be marketed and sold with such Product in order for such Product to achieve significant market penetration in the Territory), and Millennium is unwilling or unable to develop and commercialize such Diagnostic Product either alone or in collaboration with a third party, then Astra shall have the right to develop and commercialize a Diagnostic Product, either alone or in collaboration with a third party, that is based on polymorphisms of a Genetics Candidate Gene or Validated Target under the terms set forth in a separate agreement.

                                   ARTICLE VI

                PATENT OWNERSHIP, PROTECTION AND RELATED MATTERS

     SECTION 6.1. OWNERSHIP. Astra shall own all inventions within the scope of the Research Program or the Astra Development Program made solely by its employees, and Millennium shall own all inventions within the scope of the Research Program made solely by its employees. All inventions made jointly by employees of Astra and employees of Millennium shall be owned jointly by Astra and Millennium. All patent applications and patents covering any invention made within the scope of the


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Research Program or the Astra Development Program shall be owned by the Parties or Party, as the case may be, that own(s) said invention.

     SECTION 6.2. PATENTABLE INVENTIONS.

          (a) If a patentable invention related to the Field is (i) conceived or reduced to practice prior to the Effective Date and included within Millennium Field Patent Rights, or (ii) conceived in the course of and within the scope of the Research Program and is reduced to practice within the course of the Research Program or the Astra Development Program (with respect to either subsection (i) or (ii), a "Section 6.2 Invention"), Astra and Millennium shall discuss that invention and the desirability of filing a United States patent application covering such invention, as well as any foreign counterparts. The Party owning the Section 6.2 Invention (determined in accordance with Section 6.1) shall make the final decision with respect to any such filings. If a Section 6.2 Invention is made jointly, the Joint Management Team shall determine which Party shall file and prosecute the application. If either (1) the Joint Management Team is unable to make such a determination or (2) no decision is made regarding which Party shall file and prosecute the application covering such jointly owned invention, then in the event such jointly made invention relates to a
     (i) Candidate Gene, Validated Target, Validated Protein, Millennium Drug, Gene Therapy Drug or Diagnostic Product, Millennium shall have the first option to file and prosecute the application for such jointly made inventions, and (ii) Modified Drug, Program Small Molecule Drug, Related Small Molecule Drug, Program Peptido Mimetic Drug, Related Peptido Mimetic Drug, Program Antisense Drug, Related Antisense Drug, Program Protein Drug, Program Analog Protein Drug or Program Protein Mimic Drug, Astra shall have the first option to file and prosecute the application for such jointly made invention. In the event that either Party declines the option to file and prosecute any such patent application for such jointly made invention, the Party not having such option may, upon written notice to the other Party, file and prosecute the application for such jointly made inventions.

          (b) Subject to (i) the grant of licenses to Astra under Article V,
     (ii) the limitations on Astra's rights outside the Field, (iii) the retained rights of Millennium and (iv) Astra's royalty payment obligations for Products under Article VIII, each Party shall be free to use jointly owned patents within the Territory without restriction and without payment of any additional compensation to the other Party.

     SECTION 6.3. REVIEW AND COMMENT. Each Party shall provide the other Party with a copy of any patent application which first discloses any Section 6.2 Invention prior to filing the first of such applications in any jurisdiction, if possible, for review


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                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

and comment by such other Party, which shall maintain any such patent application in confidence, pursuant to Article IV.

     SECTION 6.4. NOTICE OF DECISION. If a Party decides not to file, prosecute or maintain an application or patent on a Section 6.2 Invention in any country, it shall give the other Party reasonable notice to this effect. After such notice, the other Party may file, or maintain the application or patent, in which event the first Party shall execute such documents and perform such acts as may be reasonably necessary for the other Party to file, prosecute or maintain such application.

     SECTION 6.5. PATENT TERM EXTENSIONS. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extension wherever applicable to Program Patent Rights covering Products. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue, the Party selling the Product covered by such extension shall determine which patents shall be extended, PROVIDED THAT if both Parties are selling such Product, Astra shall have the final decision how and when to apply for such extension. All filings for such extension shall be made by the Party to whom the patent is assigned, PROVIDED, HOWEVER, that in the event that the Party to whom the patent is assigned elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

     SECTION 6.6. COSTS AND EXPENSES. Each Party shall bear its own costs and expenses in filing, prosecuting, maintaining and extending Patent Rights arising out of the Research Program and the Astra Development Program, except that Astra shall reimburse Millennium [**] of the costs of filing, prosecuting, maintaining and extending Millennium Field Patent Rights incurred on and after the Effective Date. Astra shall, however, have the right to decline to so reimburse Millennium with respect to a Millennium Field Patent Right in any country or countries in the Territory by so notifying Millennium in writing, in which event the licenses granted to Astra in Article V with respect to such Millennium Field Patent Right in such country or countries shall terminate, unless otherwise agreed in writing.

     SECTION 6.7. THIRD PARTY INFRINGEMENT.

          (a) Millennium and Astra each agrees to take reasonable actions to protect the Program Patent Rights from infringement in the Field and to protect the Program Know-How from unauthorized use in the Field, when,


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


     from its own knowledge or upon notice by the other Party, the Party with knowledge or receiving notice becomes aware of the reasonable probability that such infringement or unauthorized use exists in the Field.

          (b) Within sixty (60) days of becoming aware of the reasonable probability of an interference or infringement of the Program Patent Rights in the Field or unauthorized use of the Program Know-How in the Field, the Responsible Party (as defined below) shall decide whether to institute an infringement suit or take other appropriate action that it believes is reasonably required to protect the Program Patent Rights and Program Know-How in the Field. If the Responsible Party fails to institute such suit or take such action within such 60-day period, then the other Party shall have the right at its sole discretion to institute such suit or other appropriate action in the name of either or both Parties. In such event, the Responsible Party shall cooperate with the other Party to the extent reasonably possible.

          (c) Neither Party shall settle or compromise any claim or proceeding relating to Program Patent Rights or Program Know-How in the Field without the consent of the other Party, which consent shall not be unreasonably withheld, PROVIDED THAT no such consent of Millennium shall be required with respect to Patent Rights owned by, licensed to or otherwise controlled by Astra (other than Millennium Field Patent Rights and Millennium Core Technology Patent Rights).

          (d) As used herein, the term "Responsible Party" means (i) Astra with respect to Patent Rights owned by, licensed to or otherwise controlled by Astra (other than Millennium Field Patent Rights and Millennium Core Technology Patent Rights) and Patent Rights owned jointly by Astra and Millennium, and (ii) Astra with respect to Millennium Field Patent Rights, subject to agreements between Millennium and any third party which has licensed such Patent Rights to Millennium.

          (e) Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this
     Section 6.7, including, without limitation, the fees and expenses of that Party's counsel.

          (f) Any recovery obtained by any Party as a result of any proceeding described in this Section 6.7 or from any counterclaim or similar claim asserted in a proceeding described in Section 6.10, by settlement or otherwise, shall be applied in the following order of priority:


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                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

               (i) first, to reimburse each Party for all litigation costs in connection with such proceeding paid by that Party and not otherwise recovered; and

               (ii) second, the remainder of the recovery shall be paid [**] to Astra and [**] to Millennium.

     SECTION 6.8. MILLENNIUM CORE TECHNOLOGY. Millennium shall have the right to make all determinations, control any proceedings and settle or compromise any claims relating to infringement or unauthorized use of Millennium Core Technology Patent Rights or Millennium Core Technology Know-How.

     SECTION 6.9. NOTICE OF CERTIFICATION. Millennium and Astra each shall immediately give notice to the other of any certification filed under the U.S. "Drug Price Competition and Patent Term Restoration Act of 1984," or comparable law in other countries where applicable Program Patent Rights are maintained, claiming that a Program Patent Right is invalid or that any infringement will not arise from the manufacture, use or sale of any Product in the Field by a third party. If the Responsible Party decides not to bring infringement proceedings against the entity making such a certification, the Responsible Party shall give notice to the other Party of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. The other Party may then, but is not required to, bring suit against the Party that filed the certification. Any suit by Astra or Millennium shall either be in the name of Astra or in the name of Millennium, or jointly by Astra and Millennium, as may be required by law. For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

     SECTION 6.10. CLAIMED INFRINGEMENT; CLAIMED INVALIDITY.

          (a) If the activities of either Party in connection with the Research Program, the Astra Development Program or as the result of making, importing, using, offering to sell or selling a Product in the Field result in a claim of patent infringement or other violation of the intellectual property rights of any third party, the Party who is accused of such infringement shall defend itself at its sole cost. The other Party shall cooperate with the accused Party in such defense and prosecution and shall have the right to be represented by counsel of its own choice.


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                         Confidential Materials omitted and filed
                       separately with the Securities and Exchange
                        Commission. Asterisks denote omissions.


          (b) If a third party at any time asserts a claim that any Program Patent Right is invalid or otherwise unenforceable (an "Invalidity Claim"), whether as a defense in an infringement action brought by Astra or Millennium pursuant to Section 6.7 or Section 6.9, or in an action brought against Astra or Millennium, the Parties shall cooperate with each other in preparing and formulating a response to such Invalidity Claim. The Party responsible for responding to such claim, at its sole expense, shall be initially the Responsible Party, subject to the other Party's right, at its sole expense, to assume responsibility if the Responsible Party elects not to do so. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld, PROVIDED THAT no such consent of Millennium shall be required with respect to an Invalidity Claim relating to Patent Rights owned by, licensed to or otherwise controlled by Astra (other than Millennium Field Patent Rights and Millennium Core Technology Patent Rights)

                                   ARTICLE VII

                               ASTRA DUE DILIGENCE

     SECTION 7.1. CANDIDATE GENES. After the term of the Research Program and during the term of the Astra Development Program, Astra shall use [**] to move each Candidate Gene into Validated Target or Validated Protein status. Such efforts [**] in connection with [**] that are at a [**] and that are of [**] and [**]. Within thirty (30) days after the end of each calendar half-year during the term of the Astra Development Program, Astra shall provide Millennium with a written report describing Astra's progress in moving each Candidate Gene into Validated Target or Validated Protein status. If Astra fails to satisfy its diligence obligations as set forth in this Section 7.1, as agreed between the Parties or determined pursuant to the dispute resolution process as set forth in
Section 12.2, with respect to any Candidate Gene, then Astra's exclusive rights with respect to therapeutic products that are identified through use of such Candidate Gene and its Validated Target or Validated Protein, as the case may be, [**] (with Millennium, either alone or in collaboration with others), as [**].

     SECTION 7.2. VALIDATED PROTEINS. During the term of the Research Program and the Astra Development Program, Astra shall use [**] to utilize each Validated Protein to discover and develop Products. Such efforts [**] in connection with [**]


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                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

that are at a [**] and that are of [**] and [**]. Within thirty (30) days after the end of each calendar half-year during the term of the Research Program and the term of the Astra Development Program, Astra shall provide Millennium with a written report describing Astra's progress in using Validated Proteins to discover and develop Products. If Astra fails to satisfy its diligence obligations as set forth in this Section 7.2, as agreed between the Parties or determined pursuant to the dispute resolution process as set forth in Section 12.2, with respect to any Validated Protein, then Astra's exclusive rights (if any) with respect to therapeutic products that are identified through the use of such Validated Protein and the Candidate Gene from which it was derived, [**](with Millennium, either alone or in collaboration with others), as [**].

     SECTION 7.3. VALIDATED TARGETS. During the term of the Research Program and the Astra Development Program, Astra shall use [**] to utilize each Validated Target to discover and develop Hits, Leads, Candidate Drugs and Products. Such efforts [**] in connection with [**] that are at [**] and that are of [**] and [**]. Within thirty (30) days after the end of each calendar half-year during the term of the Research Program and the term of the Astra Development Program, Astra shall provide Millennium with a written report describing Astra's progress in using Validated Targets to discover and develop Hits, Leads, Candidate Drugs and Products. If Astra fails to satisfy its diligence obligations as set forth in this Section 7.3, as agreed between the Parties or determined pursuant to the dispute resolution process as set forth in Section 12.2, with respect to any Validated Target, then Astra's exclusive rights with respect to therapeutic products that are identified through the use of such Validated Target, and the Candidate Gene from which it was derived, [**] (with Millennium, either alone or in collaboration with others) as [**].

     SECTION 7.4. ASTRA MINIMUM EFFORTS. Notwithstanding any other provisions in this Agreement after the Research Program and during the Astra Development Program, [**] to use [**] (a) [**] into [**] or [**], (b) to [**], or (c) to
[**], if Astra is using [**] and the [**].

     SECTION 7.5. COMMERCIALIZATION. Astra agrees to use [**] to conduct required clinical development activities and seek regulatory approval in all Major Market Countries for each Product. Such efforts shall [**] in connection with [**] that are at a [**] in the [**] and are of [**]. Upon receipt of regulatory approval, Astra agrees to use [**] to market and sell each such Product in all Major Market Countries, provided, however, that [**] in a Major Market Country where (i) [**] to the [**] of the [**], and (ii) [**] with reasonable written documentation [**]. Within thirty (30) days after the end of each calendar half-year, Astra shall provide


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                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

Millennium with a written report describing Astra's efforts with respect to the development and/or commercialization of each Product in each Major Market Country. [**], as agreed between the Parties or determined pursuant to the dispute resolution process as set forth in Section 12.2, with respect to any Product in any Major Market Country (an "Abandoned Market"), Millennium shall notify Astra. [**] such [**], then [**] with respect to commercialization of therapeutic products in such Abandoned Market shall be [**] (with Millennium, either alone or in collaboration with others), as Millennium's [**], and Millennium shall have the right, either alone or in collaboration with others, to develop and commercialize therapeutic products for use in the Field in the Abandoned Market that are identified through the use of the Candidate Gene from which such Product was derived, and the related Validated Target or Validated Protein, as the case may be. [**] with respect to such Product in other Major Market Countries, or to other Products in the Abandoned Market, [**].

     Notwithstanding the foregoing, [**] to develop or commercialize a Product in a Major Market Country if (a) Astra provides to Millennium [**] from the perspective of Millennium, and Millennium, following consideration of [**] as set forth in this Section 7.5 with respect to such Product in such Major Market Country or (b) [**] Product in such Major Market Country and the sale of such other Product will [**].

     SECTION 7.6. NICHE PRODUCTS. From time to time after the conclusion of the Research Program, but no more than once per Contract Year, Millennium shall have the right to submit to Astra a written proposal relating to the development of a product for a specific indication (a "Specified Indication") in the Field (excluding the following indications: [**] and any other indication in the Field with respect to which Astra is actively pursuing [**]) (a "Niche Product Development Proposal"). Notwithstanding the foregoing, Millennium may not make a Niche Product Development Proposal which involves the use of a Candidate Gene, Validated Target or Validated Protein currently under active development by Astra in the Astra Research Program or the Astra Development Program. Each Niche Product Development Proposal shall include a preliminary development plan to identify and/or develop such a product as well as a description of known linkages between the Specified Indication and any Candidate Gene, Validated Target or Validated Protein. Astra shall provide Millennium with notification, within ninety (90) days after receipt of a Niche Product Development Proposal, indicating whether or not it has a good faith interest in evaluating further the Niche Product Development Proposal (an "Astra Preliminary Notice"). If Astra indicates in the Astra Preliminary Notice that it wishes to evaluate further the Niche Product Development Proposal, Astra shall undertake such evaluation in a reasonably expeditious manner. Astra shall provide Millennium with notification as soon as possible, but in no event later


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                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

than nine (9) months after the date of the Astra Preliminary Notice, whether it intends to develop a product for the Specified Indication set forth in the Niche Product Development Proposal (the "Astra Final Notice"). If either (i) the Astra Preliminary Notice indicates that Astra does not wish to evaluate the opportunity to develop a product for such Specified Indication or (ii) the Astra Final Notice indicates that Astra does not wish to develop a product for such Specified Indication, or (iii) if Astra does not provide the Astra Preliminary Notice or Astra Final Notice in the requisite time periods, Millennium shall have the co-exclusive right (with Astra) to develop (either alone or in collaboration with others) a product for the Specified Indication and shall have all requisite rights and licenses under Millennium Field Patent Rights or Millennium Field Know-How, including rights to sublicense, necessary for the development, use and sale of such a product solely for such Specified Indication. In such event, Millennium and/or any third party collaborators shall use [**] to develop such product for the Specified Indication, conduct required clinical development activities, seek regulatory approvals and commercialize such product, PROVIDED THAT Millennium may, at any time, by written notice to Astra, cease such efforts and waive its rights to develop and commercialize such product for the Specified Indication. In the event that Astra indicates in the Astra Final Notice that Astra wishes to develop a product for the Specified Indication, then (i) such product shall be considered a Product for purposes of this Agreement, and (ii) Astra's development and commercialization obligations set forth in Sections 7.2, 7.3, 7.4 and 7.5 shall apply to such Product regardless of whether another Product is then being developed or commercialized by Astra.

                                  ARTICLE VIII

                                    PAYMENTS

     SECTION 8.1. INITIAL LICENSE FEES. Astra has made the following non-refundable payments to Millennium in consideration of the rights granted to Astra under this Agreement:

          (a) [**] on or before December 20, 1995;

          (b) [**] on or before December 31, 1997.

     SECTION 8.2. ADDITIONAL FEES. Astra shall make the following payments to Millennium upon the renewal or termination of the Millennium Research Program, pursuant to Section 2.7


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                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

          (a) [**] within two (2) months after the conclusion of the third Contract Year as consideration for Millennium providing in the fourth Contract Year an average minimum of twenty (20) FTE's as reviewed and verified by the Joint Management Team on a quarterly basis;

          (b) [**] within two (2) months after the conclusion of the fourth Contract Year as consideration for Millennium providing in the fifth Contract Year an average minimum of twenty (20) FTE's as reviewed and verified by the Joint Management Team on a quarterly basis;

          (c) [**] within two (2) months after the conclusion of the fifth Contract Year if, pursuant to Section 2.7(c), the Millennium Research Program is terminated at Astra's election at the end of the fifth Contract Year;

     [**] of the [**] to this [**] except that such [**] for any [**] to [**] of the [**] otherwise payable to [**].

     SECTION 8.3. RESEARCH FUNDING.

          (a) FTE SUPPORT. In support of research and development to be conducted by Millennium pursuant to this Agreement, Astra will make the following payments to Millennium:

               (i) To fund the Millennium Research Program, Astra shall pay to Millennium an amount equal to the following amounts per FTE: The full-time equivalent rate shall be [**] per FTE (all inclusive) from the Effective Date to December 31, 1996 (the "FTE Rate"). On each January 1 thereafter, the FTE Rate shall be adjusted by an amount equal to the percentage increase or decrease, if any, in the United States Consumer Price Index (or any comparable successor index thereto) from the immediately preceding January 1.

               (ii) During the first three (3) Contract Years, Millennium shall provide, and Astra shall fund, a minimum (but not more than the number of FTEs actually provided by Millennium) of [**] FTEs for the first Contract Year; [**] FTEs for the second Contract Year; and [**] FTEs for the third Contract Year; it being understood that the number of FTEs actually working on the Millennium Research Program in the first Contract Year will gradually increase as FTEs are hired.


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                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

               (iii) In accordance with Astra's election, pursuant to Section 2.7(b) and 2.7(c), to extend the term of the Millennium Research Program until the end of the seventh Contract Year, Millennium shall provide, and Astra shall fund, during the fourth through seventh Contract Years, a minimum (but Astra shall not fund more than the number of FTEs actually provided by Millennium) of [**] FTEs for the fourth Contract Year, [**] FTEs for the fifth Contract Year, [**] FTEs for the sixth Contract Year, and [**] for the seventh Contract Year.

               (iv) The numbers set forth above for FTE employees to be provided by Millennium, and funded by Astra, for research and development from the Effective Date through the end of the Millennium Research Program may be adjusted from time to time by decision of the Joint Management Team, PROVIDED, HOWEVER, that the number of FTEs funded by Astra shall not be below the minimums set forth above, except by mutual agreement of the Parties.

               (v) Within ten (10) days of the first day of each contract quarter, Astra shall pay to Millennium the total amount due for the upcoming quarter. Within thirty (30) days of the completion of each contract quarter, Millennium shall provide Astra with a written statement setting forth the actual numbers of FTEs provided, and shall provide Astra with a credit for any amounts overpaid by Astra or bill Astra for any amounts underpaid during such contract quarter (except that with respect to the last quarterly payment of the last Contract Year, Millennium shall reimburse Astra for any amounts overpaid by Astra).

               (vi) If third party collaborative research expenses incurred by Millennium in support of the Millennium Research Program in any Contract Year exceeds an amount equal to [**], then Astra shall reimburse Millennium for such excess collaborative research expenses subject to the approval of the Joint Management Team.

     (b) RECORDS AND AUDITS. Millennium shall keep complete and accurate records of the latest three (3) years of FTEs. Astra shall have the right annually at Astra's expense to have an independent, certified public accountant, reasonably acceptable to Millennium, review such records in the location(s) where such records are maintained by Millennium upon reasonable notice and during regular business hours for the purposes of verifying FTEs on


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                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

          an annual basis for which Astra has provided funding pursuant to the Millennium Research Program. Results of such review shall be made available to both Parties. If the review reflects an overpayment of funding to Millennium, such overpayment shall be promptly remitted to Astra. If the overpayment is equal to or greater than five percent (5%) of the actual annual funding amount that was otherwise due, Astra shall be entitled to have Millennium pay all of the costs of such review.

     SECTION 8.4. MILESTONES. Within thirty (30) days upon the achievement of the following milestones, Astra shall pay to Millennium the specified milestone payments, all of which shall be non-refundable:

          (a) The sum of [**] for [**] (i) that is [**], or (ii) that is [**] or [**] in the Field for the [**], in each case in the course of the Millennium Research Program; provided that no more than [**] may qualify for this milestone payment until [**]. Upon the identification of each and every [**] or [**], the number of [**] eligible for this milestone payment shall increase by [**]. In the event that, (i) following the receipt by Millennium of a milestone payment with respect to a [**] pursuant to this
     Section 8.4(a), it is demonstrated that [**] in a disease or condition in the Field, and (ii) as a result of the circumstance described in clause (i) above, [**], if any, with respect to such [**], then [**] of such milestone payment shall be [**] as soon as possible [**] under this Agreement.

          (b) The sum of [**] for each [**] that is successfully identified. In the event that, (i) following the receipt by Millennium of a milestone payment with respect to a [**] pursuant to this Section 8.4(b), it is demonstrated that a [**] that constitutes [**] of such [**] in a [**] or [**], and (ii) as a result of the circumstance described in clause (i) above, [**], if any, with respect to such [**] or such [**], then [**] of such milestone payment shall be [**] as soon as possible [**] under this Agreement.

          (c) The sum of [**] or each [**] that is successfully identified. In the event that, (i) following the receipt by Millennium of a milestone payment with respect to a [**] pursuant to this Section 8.4(c), it is demonstrated that [**] that constitutes [**] in a [**] or [**], and (ii) as a result of the circumstance described in clause (i) above, [**], if any, with respect to such [**], then [**] of such milestone payment shall be [**] as soon as possible [**] under this Agreement.


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


                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

          (d) The sum of [**] for each [**] based on a [**].

          (e) The sum of [**] of either (i) [**] or (ii) [**], including [**] but excluding [**]; PROVIDED, that each [**] and each [**] shall be counted only once and shall be counted in the order in which it is identified. For the purposes of clarity, should the order of identification be [**], then [**], then [**], such sequence of identification shall be considered the identification of [**].

          (f) The sum of [**] for each [**] that is successfully identified from a [**] arising from a [**].

          (g) The sum of [**] for each [**] that is successfully identified from a [**] arising from a [**] whether or not it is a [**], but excluding a [**].

          (h) Upon the [**] or its equivalent in the first Major Market Country, the sum of [**] for each Product.

          (i) Upon the [**] or its equivalent in the first Major Market Country, the sum of [**] for each Product.

          (j) Upon the [**] or its equivalent in the first Major Market Country, the sum of [**] for each Product.

          (k) Upon filing of a [**] or its equivalent in the first Major Market

          (l) Upon approval of a [**] or its equivalent in the first Major Market Country, the sum of [**] for each Product.

Notwithstanding the foregoing to the contrary, (i) [**] payment shall be made pursuant to [**] for [**] with respect to which [**] has [**] pursuant to such Subsection, and (ii) the [**] to be made pursuant to [**] shall be [**] of the amount specified in such Subsection with respect to a Product that (A) comprises a [**] or a [**] or a [**] that corresponds to a [**] or [**] or a [**], as the case may be, that [**] with respect to which [**] pursuant to such Subsection, or (B) comprises a [**] based upon, or a [**], a [**] that is [**] with respect to which [**] pursuant to such Subsection.

     If Astra begins the development of a Product and later ceases development of said Product due to [**] or the Product is [**], then any milestone payments made


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


                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

under [**] shall be [**] which [**] that (1) [**] of the [**] as contained in the [**], (2) [**] or a [**] that corresponds to the [**] or the [**] or a [**], as the case may be, contained in the [**], or (3) [**] based upon, or a [**], the [**] contained in the original Product.

     SECTION 8.5. ROYALTY PAYMENTS TO MILLENNIUM ON PRODUCTS.

          (a) Astra shall pay to Millennium royalties on Products that comprise a Program Small Molecule Drug or a Related Small Molecule Drug or a Program Peptido Mimetic Drug or a Related Peptido Mimetic Drug or a Program Antisense Drug or a Related Antisense Drug or a Program Protein Drug or a Program Analog Protein Drug or a Program Protein Mimic Drug. The royalties on each Product shall be payable initially at the rate of [**] of Net Sales, PROVIDED THAT, at such time as Net Sales for a Product in any calendar year exceed [**] then the royalty rate on all Net Sales of such Product in such calendar year (retroactive to the beginning of such year) and for all future calendar years shall be [**] of Net Sales of such Product, and PROVIDED FURTHER, that at such time as Net Sales for a Product in any calendar year exceed [**] then the royalty rate on all Net Sales of such Product in such calendar year (retroactive to the beginning of such year) and for all future calendar years shall be [**] of Net Sales of such Product.

          (b) Astra shall pay to Millennium royalties of [**] of Net Sales on Products that comprise a Modified Drug. Notwithstanding the provisions of paragraphs (a) and (b) above, the royalty rates set forth in this Section
     8.5 shall be reduced, on a country-by-country basis, by [**] on Net Sales of any Product [**]. For the purposes of this Article VIII, a Product is afforded "[**]," in the circumstance where, on a country-by-country basis,
     (i) the [**] contained within such Product is [**], or (ii) such Product [**].

     SECTION 8.6. LENGTH OF ROYALTY PAYMENTS. The royalties payable under Sections 8.5 shall be paid on a country-by-country basis from the date of First Commercial Sale for each Product until the termination of any Legal Exclusivity afforded such Product in such country, or until [**] years after such First Commercial Sale, whichever is longer. Notwithstanding the foregoing, all obligations of Astra to pay royalties to Millennium on the Net Sales of Products pursuant to Section 8.5 shall [**].


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


                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

     SECTION 8.7. ROYALTIES PAYABLE ONLY ONCE. The obligation to pay royalties is imposed only once with respect to the same unit of Product. Except as specifically provided in this Agreement, it is understood and agreed that there shall be no deductions from the royalties payable hereunder.

     SECTION 8.8. OTHER PRODUCTS. Astra shall have no obligations to Millennium to make any milestone payments or royalty payment for any Other Products.

     SECTION 8.9. PAYMENT OBLIGATIONS TO THIRD PARTIES. Each Party shall be solely responsible for fulfilling any of its past or future payment obligations arising from such Party's agreements or other arrangements with third parties.

     SECTION 8.10. BANKRUPTCY. In the event that

          (a) a Millennium Event of Bankruptcy (as defined below) occurs during the term of the Millennium Research Program; AND

          (b) as a result of the Millennium Event of Bankruptcy, the trustee in bankruptcy rejects or disavows this Agreement, or Millennium fails to comply with its continuing obligations with respect to the conduct of the Research Program, then the Research Program shall be deemed to be terminated, and Astra shall not be obligated to make any additional license fee payment or research funding payments from and after the date of such termination. Furthermore, Astra shall not be obligated to make any milestone or royalty payments relating to (i) Modified Drugs that were not in development under the Research Program at the time of such termination, or (ii) other Products that are not based upon or derived from Candidate Genes, Validated Proteins or Validated Targets identified, discovered or the development of which was undertaken in the course of the Research Program. The foregoing shall not affect, and Astra shall remain obligated to make all applicable [**] relating to, [**] identified, discovered or the development of which was undertaken in the course of the Research Program, and all Products based upon or derived therefrom. As used above, the term "Millennium Event of Bankruptcy" means (a) the appointment of a custodian or receiver for Millennium or any material part of the property of Millennium if such appointment is not terminated or dismissed within ninety (90) days, (b) the institution by Millennium of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, or other similar law affecting the rights of creditors generally or the making by Millennium of a composition or any assignment or trust mortgage for the benefit of creditors, or (c) the institution against Millennium of a proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within ninety (90) days of filing.

                                   ARTICLE IX

                                   ACCOUNTING

     SECTION 9.1. ROYALTY REPORTS. Astra shall deliver to Millennium, within sixty (60) days after the end of each calendar quarter, a written accounting of Astra's and its Sublicensees' sales and other consideration received subject to royalty payment due to Millennium for such quarter. Such quarterly reports shall indicate the Net Sales of Products on a country-by-country basis. This obligation shall commence with the first calendar quarter in which there is a Net Sale of a Product by Astra or any of its Sublicensees.

     SECTION 9.2. DELIVERY OF ROYALTY. When Astra delivers the accounting to Millennium, Astra shall also deliver all royalty payments due to Millennium for the calendar quarter.

     SECTION 9.3. RECORDS AND AUDITS. Astra shall keep, and shall require its Sublicensees to keep, complete and accurate records of the latest three (3) years of Net Sales. Millennium shall have the right annually at Millennium's expense to have an independent, certified public accountant, reasonably acceptable to Astra, review such records in the location(s) where such records are maintained by Astra or its Sublicensees upon reasonable notice and during regular business hours for the purposes of verifying royalties payable to Millennium and Net Sales. Results of such review shall be made available to both Parties. If the review reflects an underpayment of royalties to Millennium, such underpayment shall be promptly remitted to Millennium. If the underpayment is equal to or greater than five percent (5%) of the royalty amount that was otherwise due, Millennium shall be entitled to have Astra pay all of the costs of such review.

     SECTION 9.4. CURRENCY OF PAYMENTS. All payments under this Agreement shall be made in United States dollars by wire transfer to such bank account as Millennium may designate from time to time. Any payments due hereunder on Net Sales outside of the United States shall be payable in United States dollars at the rate of exchange of the currency of the country in which the Net Sales are made as published by The Wall Street Journal for the last business day of the calendar quarter for which the royalties are payable.

                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

     SECTION 9.5. TAX WITHHOLDING. Astra and Millennium shall use all reasonable and legal efforts to reduce tax withholding on payments made to Millennium hereunder. Notwithstanding such efforts, if the Parties conclude that tax withholdings under the laws of Sweden are required with respect to payments to Millennium under Article VIII, Astra shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, Astra will promptly provide Millennium with original receipts or other evidence sufficient to allow Millennium to obtain the benefits of such tax withholdings. All royalties payable to Millennium hereunder shall be paid by Astra from its Swedish headquarters or the United States. In the event that Astra changes its payment practices or changes the location of its operation and such changes result in increased withholding taxes, Astra shall remit to Millennium an amount, in addition to the royalties otherwise payable, necessary to compensate Millennium in full for the increased withholding taxes. Astra shall not deduct such tax withholdings from payments to Millennium to the extent that Astra is able to utilize the tax credits resulting from such withholdings.

                                    ARTICLE X

                              TERM AND TERMINATION

     SECTION 10.1. TERM. This Agreement becomes effective as of the Effective Date, may be terminated as set forth in this Article X hereof, and otherwise remains in effect until the expiration of the term of Astra's obligation to pay royalties. [**] shall be [**] in the [**] under this Agreement.

     SECTION 10.2. MATERIAL NON-PERFORMANCE. In the event that either Party (a "Defaulting Party") shall default in any material term, covenant or provision of this Agreement (a "Default"), the other Party (a "Non-Defaulting Party") shall, without unreasonable delay following discovery of such Default, notify the Defaulting Party in writing, and the Parties shall consult with each other in good faith to endeavor to determine whether a Default has occurred and, if so, to agree upon the most effective means to cure such Default and, if necessary, to effect restitution in favor of the Non-Defaulting Party for the consequences of such Default (collectively the "Resolution"). In the event that the Parties agree upon a Resolution with respect to a Monetary Default (as defined below), the Defaulting Party shall pay all amounts required to be paid pursuant to such Resolution within fifteen (15) days of such agreement on the Resolution. Failure to pay all such amounts within such fifteen

(15) day period shall result, at the election of the Non-Defaulting Party, in the termination of this Agreement.

     In the event (i) the Parties are unable to agree upon a Resolution, either because they are unable to agree upon whether or not a Default has occurred or because they are unable to agree upon cure or restitution provisions, or (ii) if with respect to a Default which is not a Monetary Default, within ninety (90) days after agreement on a Resolution the Defaulting Party, in the exercise of reasonable diligence shall have been unable to remedy such Default, then in either such event, the Parties agree that the determination of whether a Default has occurred and the remedy of the Non-Defaulting Party with respect to the Default by the Defaulting Party shall be determined by arbitration pursuant to
Section 12.2 hereof, and the arbitrators shall, except as provided below, be authorized to fashion such remedy, including equitable relief, which may include termination of this Agreement in whole or in part, as the arbitrators shall determine appropriate, subject to the following provisions: (a) the termination of this Agreement in whole shall only be the remedy of last resort, except as provided in subsection (b); (b) with respect to a Monetary Default, the remedy for such Monetary Default shall be full payment within fifteen (15) days after the determination by the arbitrators of all amounts owed PLUS (i) interest on the unpaid amounts from the due date through the actual payment date at the prime rate of interest as reported in THE WALL STREET JOURNAL, and (ii) the full costs of arbitration, including without limitation the fees and expenses of the arbitrators and of counsel to the Non-Defaulting Party; (c) failure to effect the remedy set forth in subsection (b) within the fifteen (15) day period specified therein shall result, at the election of the Non-Defaulting Party, in the termination of this Agreement; (d) in the event that Millennium is the Defaulting Party with respect to a Default that is not a Monetary Default, the arbitrators shall determine the appropriate reduction, if any, in ongoing milestone and royalty payments to be paid to Millennium, based upon all relevant factors including the nature of the Default, the relative contributions made to the development of Products (as compared with the contributions expected to be made under this Agreement in the absence of such Default), licensing rates prevailing in the industry and such other factors deemed relevant by the arbitrators; (e) other than as provided in subsection (d), in fashioning a remedy, the arbitrators shall not be empowered to modify or alter the provisions of this Agreement.

     As used herein, the term "Monetary Default" means (i) a Default relating to any payment obligation under this Agreement, or (ii) a failure to fulfill any payment obligation imposed upon a Party as a result of a Resolution, or (iii) a failure to fulfill any payment obligation imposed upon a Party by arbitrators pursuant to arbitration conducted in accordance with the provisions of this
Section 10.2 and Section 12.2.

     SECTION 10.3. RIGHTS UPON TERMINATION FOR DEFAULT. If this Agreement terminates pursuant to Section 10.2 following a Default, (a) the Defaulting Party shall


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


                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

return to the Non-Defaulting Party all Confidential Information and materials received from the Non-Defaulting Party during the term of the Agreement, (b) the Defaulting Party shall cease all use of the Confidential Information and materials received from the Non-Defaulting Party for any purpose, except that the Defaulting Party may keep a copy of all documents for record keeping purposes only, (c) in the event that the [**], as set forth in [**], and (d) in the event that the [**] under this Agreement shall [**]. Further, in the event that the [**] and at the [**] is developing any Product which comprises a Program Antisense Drug, Related Antisense Drug, Program Protein Drug, Program Analog Protein Drug or Program Mimic Drug, then [**] all data and information which it has developed prior to [**] which can reasonably be viewed as necessary or useful to obtain governmental regulatory approvals of such Product and, subject to any agreements with third parties, Millennium and its licensees shall be entitled to use such information freely; PROVIDED, HOWEVER, [**] hereunder shall not extend to confidential information of [**] relating to technologies and methods for manufacturing and/or formulating the [**].

     SECTION 10.4. RESIDUAL RIGHTS. Upon expiration or early termination of this Agreement, except as specifically provided herein to the contrary, all rights and obligations of the Parties shall cease, except as follows:

          (a) Obligations to pay royalties and other sums accruing hereunder up to the date of expiration or termination; and

          (b) The right to complete the manufacture and sale of Products, which qualify as "work in process" under generally accepted cost accounting standards or which are in stock at the date of expiration or termination, and the obligation to pay royalties on Net Sales of such Products; and

          (c) The obligations, if any, to make milestone payments for milestones as achieved and to pay royalties with respect to Products, as determined pursuant to Section 10.2; and

          (d) The obligations regarding confidentiality as set forth in Article IV; and

          (e) All obligations for record keeping and accounting reports; and

          (f) A Party's right to inspect books and records of the other Party as set forth in Article XIII and Article IX, which right shall continue in full force and effect for three (3) years following the expiration of such other Party's obligation under this Agreement to keep such books and records; and

          (g) Obligations of defense and indemnity, which obligations shall continue in full force and effect for an unlimited period; and

          (h) Obligations set forth in Section 6.7 and Section 6.10, but only with respect to those causes of action that accrued prior to such expiration or termination; and

          (i) Any cause of action or claim of Millennium or Astra accrued or to accrue because of any breach or default by the other Party hereunder; and

          (j) All other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both Parties.

                                   ARTICLE XI

                        PRODUCT LIABILITY INDEMNIFICATION

     Astra agrees to defend Millennium at Astra's cost and expense, and will indemnify and hold Millennium and its directors, officers, employees and agents (the "Millennium Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the development, manufacture, use, sale or other disposition of any Product by Astra or its Sublicensees (except for products developed, manufactured, used or sold by Millennium or its licensees (other than Astra)). In the event of any such claim against the Millennium Indemnified Parties by any Party, Millennium shall promptly notify Astra in writing of the claim and Astra shall manage and control, at its sole expense, the defense of the claim and its settlement. The Millennium Indemnified Parties shall cooperate with Astra and may, at their option and expense, be represented in any such action or proceeding. Astra shall not be liable for any litigation costs or expenses incurred by the Millennium Indemnified Parties without Astra's prior written authorization. In addition, Astra shall not be responsible for the indemnification of any Millennium Indemnified Party arising from any negligent or intentional acts by such Party.


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

                                   ARTICLE XII

                    GOOD FAITH NEGOTIATION/DISPUTE RESOLUTION

     SECTION 12.1. GENERAL. In acknowledgment of the benefit to both Parties to resolve differences quickly and efficiently with as little disruption of each Parties' business as possible, the Parties agree to abide by the following provisions in connection with any dispute that should arise between the Parties with respect to any matter relating to this Agreement, including any questions regarding the existence, validity or termination thereof.

     SECTION 12.2. DISPUTE RESOLUTION PROCESS.

          (a) SELECTION OF ARBITRATORS. In the event that the Parties are unable to resolve a dispute within thirty (30) days after commencement of good faith negotiations between the Parties, either Party may submit the matter to binding arbitration in accordance with the procedures set forth in this
     Section 12.2. If a Party intends to commence arbitration to resolve a dispute, such Party shall provide written notice to the other Party of such intention, and shall designate one arbitrator. Within ten (10) days of receipt of such notice, the other Party shall designate in writing a second arbitrator. The two arbitrators so designated shall, within ten (10) days thereafter, designate a third arbitrator. The arbitrators so designated shall not be employees, consultants, officers, directors or shareholders of or otherwise associated with either Party. The arbitration shall be conducted in accordance with the then rules of commercial arbitration of and before the American Arbitration Association in New York, New York. The language of such arbitration shall be English and all notices and written submissions provided in such proceeding shall be in English.

          (b) WRITTEN PROPOSALS. Within fifteen (15) days after the designation of the third arbitrator, the arbitrators and the Parties shall meet at which time each Party shall be required to set forth in writing the issues which need to be resolved and a proposed ruling on each such issue. Written submissions shall be limited to thirty (30) pages of text (not including exhibits which may include copies of agreements, or extracts from books and records, but including testimony affidavits).

          (c) HEARING. The arbitrators shall set a date for a hearing, which shall be no later than twenty (20) days after the submission of written proposals, to discuss each of the issues identified by the Parties. Each Party shall have the right to be represented by counsel. The arbitrators shall have sole discretion with regard to the admissibility of any evidence. Unless otherwise determined by unanimous agreement of the arbitrators the hearing shall be concluded in one (1) day.

          (d) RULING. The arbitrators shall use their best efforts to rule on each disputed issue within twenty (20) days after the completion of the hearings described in subsection (c) above. The arbitrators' ruling shall be, in the absence of fraud or manifest error, binding and conclusive upon both Parties and may be enforced in a court of competent jurisdiction. Other than as provided in Section 10.2(d), in fashioning a remedy, the arbitrators shall not be empowered to modify or alter the provisions of this Agreement. The arbitrators may not award multiple, punitive or exemplary damages.

     SECTION 12.3. ARBITRATION COSTS. The arbitrators shall be paid a reasonable fee plus expenses, which fees and expenses shall be paid as designated by the arbitrators or if the arbitrators do not so designate such costs shall be shared equally by the Parties.

                                  ARTICLE XIII

                                  GOVERNING LAW

     This Agreement shall be construed and the respective rights of the Parties hereto determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary.

                                   ARTICLE XIV

                                   ASSIGNMENT

     Neither Party may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business and assets of Millennium or Astra.

                                   ARTICLE XV

                                   AMENDMENTS

     This Agreement constitutes the entire agreement between the Parties and supersedes all previous arrangements whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.


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

                                   ARTICLE XVI

                                     NOTICES

     All notices, instructions and other communications hereunder or in connection herewith shall be in writing and shall be (i) delivered personally,
(ii) sent by registered or certified mail, return receipt requested, postage prepaid, (iii) sent via a reputable international courtier service, or (ii) sent by facsimile transmission, in each case to an address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, three business days after it is sent via a reputable international courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a business day; otherwise, on the next business day following such transmission).

     Notices to Millennium shall be addressed to:

                           Millennium Pharmaceuticals, Inc.
                           640 Memorial Drive
                           Cambridge, Massachusetts 02139-4815
                           Attention:  Chief Business Officer
                           Facsimile No.:  (617) 621-0264

          with a copy to:

                           Attention:  Legal Department

     Notices to Astra shall be addressed to:

                           Astra AB
                           S-151 85 Sodertalje, Sweden
                           Attention:  President
                           Facsimile No.:  011-468-553-29000

          with a copy to:

                           Attention:  General Counsel
                           Facsimile No.:  011-468-553-28812

Either Party may change its address by giving notice to the other Party in the manner herein provided.


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


                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                     Commission. Asterisks denote omissions.

                                  ARTICLE XVII

                                  FORCE MAJEURE

     No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

                                  ARTICLE XVIII

                         REPRESENTATIONS AND WARRANTIES

     SECTION 18.1. REPRESENTATION OF AUTHORITY. Millennium and Astra each represents and warrants to the other that as of the effective date of this Agreement it has full right, power and authority to enter into this Agreement and to provide the Know-How under Article III hereof, including the biological materials, subject to the limitations set forth in this Section 18.1. Millennium represents and warrants to Astra that it (i) is the owner or licensee, as the case may be, of the Millennium Field Patent Rights, Millennium Field Know-How, Millennium Core Technology Know-How, and Millennium Core Technology, and (ii) has the right to grant to Astra the licenses and sublicenses granted pursuant to this Agreement. Millennium has furnished Astra with (a) a copy of all patent applications comprising Millennium Field Patent Rights and (b) a summary of all license agreements and options pertaining to the Millennium Field Patent Rights and Millennium Field Know-How existing as of the Effective Date, and by its execution and delivery of this Agreement, Astra agrees to be bound by the terms of such agreements to the extent required thereby. Millennium further represents that it will not, without the prior written consent of Astra, [**].

     SECTION 18.2. OUTSTANDING AGREEMENTS. APPENDIX B, which shall be amended by Millennium from time to time consistent with the provisions of this Agreement, lists all material outstanding options, licenses or agreements of any kind between Millennium and any third party relating to Millennium Field Patent Rights and Millennium Field Know-How and Millennium Core Technology Know-How, Millennium Core Technology Patent Rights as of the Effective Date.

     SECTION 18.3. KNOWLEDGE OF PENDING OR THREATENED LITIGATION. Each Party represents and warrants to the other that it is not aware of any pending or threatened litigation (and has not received any communication) which alleges that such Party's activities in the Field to date have violated, or by conducting its business as currently proposed under the Research Program contemplated herein would violate, any of the intellectual property rights of any other person. To the best of each Party's knowledge, there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights licensed hereunder to the other Party.

     SECTION 18.4. EMPLOYEE OBLIGATIONS. Each Party represents and warrants that all of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of a third party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

     SECTION 18.5. FULL DISCLOSURE. Each Party has disclosed to the other in good faith all material information such Party believes is relevant to the subject matter of this Agreement, and to such Party's ability to observe and perform its obligations hereunder.

                                   ARTICLE XIX

                              PUBLIC ANNOUNCEMENTS

     Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed between the Parties in advance of such announcement. Astra understands that this Agreement and Millennium's efforts hereunder are likely to be of significant interest to investors, analysts and others, and Millennium therefore intends to make such public announcements with respect thereto. Millennium agrees that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably


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


practicable under the circumstances prior to its scheduled release. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or any studies carried out under this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure.

                                   ARTICLE XX

                              ADDITIONAL AGREEMENTS

     SECTION 20.1. INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Astra or Millennium to act as agent for the other. Members of the Joint Management Team shall be, and shall remain, employees of Millennium or Astra, as the case may be. Neither party shall incur any liability for any act or failure to act by members of the Joint Management Team who are employees of the other party.

     SECTION 20.2. CONSENTS NOT UNREASONABLY WITHHELD. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provisions are made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

     SECTION 20.3. NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

     SECTION 20.4. HEADINGS. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

     SECTION 20.5. SEVERANCE OF CLAUSES. Each Party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

     SECTION 20.6. NO WAIVER. The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.


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


     SECTION 20.7. CHANGE IN CONTROL.

          (a) In the event of the occurrence of a Change of Control (as defined below) of Astra, Millennium shall have the right, at its election, to provide written notice to Astra (or to the acquiring party) requiring that Astra and the acquiring party indicate to Millennium in writing, within thirty (30) days after receipt of Millennium's notice, that Astra and the acquiring party confirm this Agreement and agree to the continued performance of all obligations of Astra under this Agreement. If Astra and the acquiring party fail to so confirm and agree in writing within such thirty (30) day period, Millennium shall have the right to terminate this Agreement immediately upon providing written notice thereof to Astra.

          (b) In the event of the occurrence of a Change of Control (as defined below) of Millennium, Astra shall have the right, at its election, to provide written notice to Millennium (or to the acquiring party) requiring that Millennium and the acquiring party indicate to Astra in writing, within thirty (30) days after receipt of Astra's notice, that Millennium and the acquiring party confirm this Agreement and agree to the continued performance of all obligations of Millennium under this Agreement. If Millennium and the acquiring party fail to so confirm and agree in writing within such thirty (30) day period, Astra shall have the right to terminate this Agreement immediately upon providing written notice thereof to Millennium.

          (c) As used in this Section 20.7, the term "Change of Control" shall mean (i) a merger or consolidation of Astra or Millennium, as the case may be, which results in the voting securities of Astra or Millennium outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation; (ii) the sale of all or substantially all of the assets of Astra or Millennium, as the case may be; or (iii) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Astra or Millennium, as the case may be, any trustee or other fiduciary holding securities under an employee benefit plan of Astra or Millennium, as the case may be, or any corporation owned directly or indirectly by the stockholders of Astra or Millennium, as the case may be, in substantially the same proportion as their ownership of stock of Astra or Millennium, as the case may be), together with any of such person's "affiliates" or "associates," as such terms are used in the Exchange Act, becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Astra or Millennium, as the case may be.


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


     SECTION 20.8 ENTIRE AGREEMENT. This Agreement and the Appendices attached hereto (which Appendices are deemed to be a part of this Agreement) represent the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto, including the terms of the Original Agreement, and the provisions of the Original Agreement are hereby terminated and of no further force and effect. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.

     IN WITNESS WHEREOF, this Agreement is executed this 17th day of December, 1998, to be effective as of the Effective Date.

                                        MILLENNIUM PHARMACEUTICALS,
ASTRA AB                                INC.
 /s/ Hakan Mogren                        /s/ Mark J. Levin
------------------------------          --------------------------------
Hakan Mogren                            Mark J. Levin


President and Chief Executive
Officer                                 Chief Executive Officer
------------------------------          --------------------------------
Title                                   Title


December 17, 1998                       December 14, 1998
------------------------------          --------------------------------
Date                                    Date

                                   APPENDIX A

                                       TO
                         RESEARCH AND LICENSE AGREEMENT
                                 BY AND BETWEEN
                                    ASTRA AB
                                       AND
                        MILLENNIUM PHARMACEUTICALS, INC.
                          DATED AS OF DECEMBER 9, 1995

                              RESEARCH PROGRAM PLAN

                                   APPENDIX B

                                       TO
                         RESEARCH AND LICENSE AGREEMENT
                                 BY AND BETWEEN
                                    ASTRA AB
                                       AND
                        MILLENNIUM PHARMACEUTICALS, INC.
                          DATED AS OF DECEMBER 9, 1995

                     THIRD PARTY AGREEMENTS WITH MILLENNIUM

A.   Third Party Agreements relating to Millennium Field Know-How

     Sponsored Research and Collaboration Agreement between Millennium Pharmaceuticals, Inc. and The General Hospital Corporation (Dr. Bernard Kinane), dated July 15, 1995.

     Agreement between Millennium Pharmaceuticals, Inc. and Megathlin, Sigler and Chilmonczyk MDPA, dated June 15, 1995.

     Sponsored Research and Collaboration Agreement between Millennium Pharmaceuticals, Inc. and the Brigham and Women's Hospital (Dr. Ziping Xu), dated September 1, 1994.

     Cooperative Research and Development Agreement (CRADA) between the National Institutes of Health (Dr. William Paul) and Millennium Pharmaceuticals, Inc., dated May 31, 1995.

B.   Third Party Agreements relating to Millennium Core Technology Know-How

     License Agreement between the Dana-Farber Cancer Institute, Inc. and Millennium Pharmaceuticals, Inc., dated May 15, 1995.

                                   APPENDIX C

                                       TO
                         RESEARCH AND LICENSE AGREEMENT
                                 BY AND BETWEEN
                                    ASTRA AB
                                       AND
                        MILLENNIUM PHARMACEUTICALS, INC.

                      SMALL MOLECULE PROCESS FLOW SCHEDULE

Stage I. Gene Discovery and Expression Analysis -- identification of: Pre-Candidate Gene

Stage II.  Validations Studies -- identification of: Candidate Gene
                                     or
           Genetics Studies -- identification of: Genetics Candidate Gene

Stage III. Research Assay Development -- identification of: Validated Target

Stage IV.  Small Molecule High Throughput Screening -- identification of: Hit

Stage V.   Exploratory Chemistry -- identification of: Lead

Stage VI.  Medicinal Chemistry -- identification of: Candidate Drug




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